Technical Report Summary on the Arcos Operations, Minas Gerais
S-K 1300 Report

CSN Cimentos

go.to6 Project nº 1100.2021.05.17

R. Gen. Mário Tourinho, 1746 - sl 1601 | Curitiba - PR
Tel. (41) 99677-7525 | contato@goto6solutions.com

Prepared by

go.to6 Minerals and Strategy Ltda

R. General Mario Tourinho, 1746 sl 1601

Curitiba – PR

Brazil

for

CSN Cimentos

Av. Brg. Faria Lima, 3.400 - 20º andar - Itaim Bibi

São Paulo - SP

CSN Cimentos Team:

Alexandre Ferreira – Environment Manager

Edvaldo Araujo Rabelo – Cements Business Director

Emmanuel Antonio Soares Pires – Project Manager

Fabio Marquesini – New Business Development Manager

Fabricio Pacheco Cavalcanti – Mine Operations Manager

Fânio Teixeira Guimarães – Geology Manager

Gladyson Paulo Santos – Senior Environment Analyst

Paulo Cesar Gibson – Senior Geologist

Moises Augusto Bacellar Avila - Geology Specialist

Effective Date – May 20, 2021

Signature Date – June 17, 2021

1st Version – July 26, 2021
final version – August 31, 2021

Distribution:	1 copy – CSN Cimentos
	1 copy – go.to6 Minerals and Strategy Ltda.

go.to6 Team:

Evelyn Schmidlin Marczynski – evelyn.marczynski@tmstone.com.br- elaboration. UFPR Senior Geologist, specialist in Project Management and Process and Quality Management, with more than 15 years of experience in mineral development projects, geological research, field geology, mining law, computational modeling of resources, and reserves of industrial minerals, mainly limestone for cement manufacturing. Experience in developing technical standards, definition, establishment, and control of performance indicators, management, and process flow. Experience in technical auditing in the areas of mining, environment, processes, and quality.

Nelson Mitihiro Tsutsumi – nelson.tsutsumi.br@tmstone.com.br – elaboration and review. Mining Engineer graduated from Escola Politécnica da USP, Postgraduate in Environmental Management, MBA FVG, GMP Harvard Business School. *Qualified Person* by SEC / S-K 1300, SME Member Professional No. 04270581, with more than 30 years of experience in Geology and Mining, petrochemical, phosphate, coal, cement industry, lime, mineral fertilizers, aggregates, geological research, mineral and environmental licensing, mine master plan, project management and planning of open pit and underground mines, operational mine safety, automation and innovation projects, mining operation, maintenance, M&A, mine commissioning, global mineral reserves corporate governance, resources and reserves technical report, and training of executives and youth professionals.

Consultor Parceiro

Fernando Udihara Aoki – fernando@prominer.com.br - elaboration

Mining Engineer graduated from Escola Politécnica da USP, lawyer from University of São Paulo, QP by CBRR/CRIRSCO No. 020053 with more than 12 years of experience in mining projects, environmental studies, and technical projects and evaluations for the industrial and aggregate minerals sector for civil construction. Partner of Prominer Projetos Ltda for 10 years. Prepares and signs a declaration of resources and reserves for the industrial minerals sector.

SUMMARY

R. Gen. Mario Tourinho, 1746 - sl. 1601 Curitiba - PR | Tel. (41) 99677-7525 | contato@goto6solutions.com

go.to6

LIST OF FIGURES

R. Gen. Mario Tourinho, 1746 - sl. 1601 · Curitiba - PR | Tel. (41) 99677-7525 | contato@goto6solutions.com

LIST OF TABLES

R. Gen. Mario Tourinho, 1746 - sl. 1601 Curitiba - PR | Tel. (41) 99677-7525 | contato@goto6solutions.com

1 EXECUTIVE SUMMARY

GO.TO6 was retained by CSN Cimentos (CSN) to prepare an independent Technical Report Summary on the Mina Bocaina Operation, municipality of Arcos (Arcos Operations) – in the state of Minas Gerais. The purpose of this Technical Report Summary is to support the disclosure of Mineral Resource and Mineral Reserve estimates for the Arcos Operations as of December 31, 2020.

This Technical Report Summary conforms to the United States Securities and Exchange Commission's (SEC) Modernized Property Disclosure Requirements for Mining Registrants as described in Subpart229.1300 of Regulation S-K, Disclosure by Registrants Engaged in Mining Operations (S-K 1300) and Item 601 (b)(96) Technical Report Summary. GO.TO6 visited the property from August 23 to 24, 2021

The independent Technical Report also aims to establish improvements and possible adjustments in mining activities with help of external professionals in geology and mining of carbonate rocks and contribute to the development of the Arcos unit.

This report follows the international standard of SEC S-K 1300 and summarizes the history of mineral exploration from the beginning in 1959 through 2020, mineral resources and reserves, mine design, infrastructure, capital and operation costs, and market analysis and technical-economic feasibility study.

The present document also aims to guide the organization of the technical collection existing in the company, highlighting them necessary, as well as their validity.

And the Qualified Professionals who prepared this technical report understand that there are no risks related to mining, processing, environmental licensing that may materially affect the estimation of reserves.

1.1 Proprieties

Mina da Bocaina is covered by two contiguous properties registered with the registry of Real Estate of the District of Arcos, in the state of Minas Gerais, in registrations 9,951 and 10,285, respectively, of CSN Cimentos.

CSN Cimentos is the owner of mining rights (currently the rights are the property of Companhia Siderúrgica Nacional and the assignment on 02/05/2021) of

004.213/1949, 003.425/1960 and 804.278/1974, in the mining concession phase, and 830.117/2000 in the mining request phase at the National Mining Agency.

1.2 Mineral Resources

The limestone deposit of Arcos consists basically of tabular bodies, slightly wavy, with low-angle diving (< 5 degrees) and very low-grade metamorphism (Zeolite Facies). The carbonate rocks have lithological separation based on the contents of CaO, MgO, and SiO_2. From the base to the top, the basement consists basically of TTG suites, composed of granites and migmatites of pre-Cambrian age, after the deposition of a thick layer of carbonate slate, migrating to more carbonate bodies, but still siliceous (Base Siliceous Limestone) and moving to limestone and the top dolomites. In all lithologies, there are lenses of siliceous limestones or siliceous dolomites.

The mineral resources measured and inferred, on December 31, 2020, and not considering mineral reserves, comprise 15.19 million tons of dolomitic flux with an average CaO content of 36.9%, MgO of 15.47%, SiO_2 of 1.24%, 51.11 million tons of calcitic flux with an average CaO content of 53.54%, MgO of 0.96%, SiO_2 of 1.51% and 110.44 million tons of limestone for clinker production with an average CaO content of 49.23%, MgO of 2.33%, SiO_2 of 5.75%, Al_2O_3 of 0.78% and Fe_2O_3 of 0.5%.

In addition, inferred resources comprise 2.53 million tons of dolomitic flux with an average CaO content of 44.86%, MgO of 8.64%, SiO_2 of 0.66%, 14.97 million tons of calcitic flux with an average CaO content of 53.27%, MgO of 1.05%, SiO_2 of 1.77% and 58.57 million tons of limestone for clinker production with an average CaO content of 45.65%, MgO of 2.50%, SiO_2 of 11.61%, Al_2O_3 of 1.28% and Fe_2O_3 of 0.96%.

1.3 Mineral Reserves

The probable and proven mineral reserves, as of December 31, 2020, comprise 31.56 million tons of dolomite flux with an average CaO content of 37.8%, MgO of 14.58%, SiO_2 of 0.91%, 65.36 million tons of calcitic flux with an average CaO content of 53.34%, MgO of 0.90%, SiO_2 of 1.68% and 196.89 million tons of limestone for

clinker production with an average CaO content of 47.06%, MgO of 2.93%, SiO_2 of 7.76%, Al_2O_3 of 1.06% and Fe_2O_3 of 0.64%.

1.4 Environment and social

CSN Cimentos has an environmental license for the extraction of 6 million tons in the Mina da Bocaina with currently 87.5473 ha occupied by the quarry.

CSN Cimentos asked the expansion of the production scale to 7.5 million tons and expansion of the mining area by 15.9468 ha. CSN presented an Environmental Impact Study that is under analysis at the state environmental agency.

CSN Cimentos is making efforts to obtain the environmental expansion license as soon as possible and is expected to be granted in 2022.

The most critical point of environmental licensing is the interference of the advance of mining exploitation with natural caves, and it is necessary to suppress four cavities.

For the expansion of the quarry, suppression of native vegetation, and suppression of cavities, the cost of compensation is estimated at R$ 5 million.

1.5 Costs and Economic Analysis

The economic analysis was carried out based on mineral reserves, with the useful life of the limestone reserve of 51 years for clinker production, 25 years of dolomitic flux, and 27 years of calcitic flux and economic information reported by CSN Cimentos, current capital and operation costs of the operation.

The economic analysis resulted in an NPV of US$ 92.82 million, considering the discount rate of 10% per year,

1.6 Technical Summary

This Independent Technical Report is based on technical and economic information provided by CSN Cimentos. Mina da Bocaina's mining operation is robust and balanced, contains consistent results, and can advance further with best practices

activities and technical studies for new investments. The quarry has excellent chemical quality with carbonate rocks for fluxes as well as limestone to produce cement.

With a lifetime horizon of around 51 years, the limestone reserves for cement are in the upper quartile of the lifespan. Furthermore, the limestones for dolomitic and calcitic fluxes have a lifespan of 25 and 27 years. So far, there are no concrete obstacles that can decrease this life expectancy, except the environmental expansion licensing to 7.5 Mtpa of limestone under approval. Additionally, it is possible to modulate the use of the same calcitic limestone for the cement and steelmaking process within the same level or close to 30/35 years, however, this does not seem to be the best strategy. For CSN, the most relevant thing is to expand new reserves of dolomitic limestone, the scarcest mineral substance.

1.7 Recommendations

1.7.1 Mining Rights

The mining right 830.117/2000 is still under analysis at the National Mining Agency (ANM), but its boundaries are practically coincident with the area of the CSN private natural protection reserve (CSN RPPN), therefore there is no possibility of exploit minerals in this condition. The recommendation is to request the blocking of this mineral right to ANM to preserve the rights of CSN as well as to avoid speculation from third parties.

1.7.2 Drilling Campaign Database

The total database is 8,846 samples of core drilling. However, only about half of the samples, i.e., 4,701 have all oxide assays (CaO, MgO, SiO_2, Al_2O_3, and Fe_2O_3) analyzed. And, about 3,363 samples have lithological classification and 1,338 do not receive any lithological classification despite the wide range of lithotypes (17 in all).

In addition, we found 3,461 samples with minor elements content (K_2O, Na_2O, P_2O_5, TiO_2, MnO), 2,152 samples with the content of SO_3, and 1,152 with chlorine tests.

Of the total of 8,846 samples, about 4,145 were not analyzed or only a few oxides were analyzed, so we recommend if it´s possible to perform a complete chemical analysis of the remaining core samples of these drilling holes. If the complete chemical analysis is not feasible, due to the major oxides are fundamental for the calculation of the raw meal FSC - limestone saturation factor, MA - aluminum module, and MS - silica module we recommend not including these samples in geological modeling of grades and evaluate only for defining lithological contacts.

While there is a detailed lithological classification with 17 lithotypes, about 1,338 samples were not received classification, even containing higher oxide values. We recommend that these 1,338 samples be classified according to the same classification criterion used by the Arcos Operation.

Equally important are the sulfur and alkali contents for the calculation of the alkaline equivalent and the sulfur/alkali ratio. With the increasing use of solid fuels with higher sulfur content in the energy matrix, the S/A ratio becomes very relevant and directly impacts the performance of calcination kilns.

Similarly, a point of attention is the chlorine content in the raw material. We find values above 150 ppm (maximum and acceptable theoretical limit to ensure that calcination kilns will not have excessive gluing problems) in about 225 samples of a total of 1,152. At first, it is a critical point found in deposits of sedimentary limestone and low metamorphism, therefore it is recommended to know the geographic position of the holes with higher chlorine content. If the cement plant uses co-processing material in its energy matrix with high chlorine content, this theme may become significant.

The ideal closure of chemical analyses is in the range from 99.5% to 100,5%, however, we found much lower and much higher values of this range. It is recommended to evaluate the assertiveness of the x-ray curve used, having seen the number of distinct lithotypes, and check the equipment with a semester periodicity. We recommend checking the lifetime condition of the x-ray radioactive element. It is also important to evaluate the fire loss assays also because we did not find values for about 200 samples.

An inter-laboratory job is underway to assess the quality and possible errors of analysis with different chemical testing laboratories.

And finally, we recommend the standardization of the lithotypes codes and evaluate whether the amount of lithotypes described in the survey makes sense to maintain and if this representativeness occurs in the lithological model and contents.

ARD	ARG	BFO	CAL	CDO	CSB	CSI	CST	DCA	total
139 2.96%	20 0.43%	20 0.43%	1562 33.23%	64 1.36%	310 6.59%	62 1.32%	4 0.09%	81 1.72%	4701
DOL	**DSI**	**BEM**	**MAR**	**MRG**	**SOL**	**TRA**	**XIS**	**S/ litholog y**	
347 7.38%	40 0.85%	6 0.13%	546 11.61%	97 2.06%	9 0.19%	1 0.02%	55 1.17%	1338 28.46%	100,00 %

As previously mentioned, and justified in chapter 7.3 Drilling, it is important to safeguard the core drilling samples in an organized and accessible manner. It is about R$ 14 million disbursed over decades for the best knowledge of the Mina da Bocaina limestone deposit. It doesn't make sense not to properly save the ore samples in sealed boxes, on shelves for easy access and avoid risks of overturning the boxes piles, as well as having a storage location with electricity and water for geology activities both for long-term and monitoring of geology events in the short term. The organization of core samples in a core storage library is important to allow the use of these core drilling samples in the future and avoid/reduce/optimize new drilling campaigns.

1.7.3 Estimation of mineral resources

The estimation of mineral resources should be updated with the data obtained from the new survey campaigns ongoing in the current year and an updated geological model will be done. The Arcos unit informs that this activity should be completed by the end of this year.

1.7.4 Estimation of mineral reserves

The open-pit in the estimation of mineral reserves does not consider the marl cut-off content, resulting in a large amount of waste material to be extracted.

Thus, a new study should be carried out, we recommend optimizing the use of marl, considering the lime saturation factor target currently adopted.

1.7.5 Life of Mine Plan

The mining sequence does not present the same lifespan for the different products, so it should be revised to include the expected production scale for each type of product.

We recommend a reinforcement of the vertical signaling at Mina da Bocaina, access to the benches, direction and location of dump area, workshop, office, dams, crushing installation. The signaling significantly improves the organization, safety, and compliance with traffic plans for all people that are working or accessing the quarry.

We recommend re-evaluating the plan for wetting the roads that can produce dust. Although the period of the visit of the QP at the quarry coincides with the driest season, absence of rain, and there is interference from the fugitive dust stemming from the unpaved paths and areas it is important to improve the wetting of accesses to increase *the conditions of housekeeping* and safety traffic and better maintenance of the mining equipment.

We recommend a drilling study that aims to improve the OEE of drilling, as well as to evaluate an expansion of the blasting grid with the pumped explosive.

2 INTRODUCTION

GO.TO6 was retained by CSN Cimentos S.A. (CSN Cimentos) to prepare this independent technical report of the Mina da Bocaina, Arcos Unit, located in the state of Minas Gerais, Brazil. The purpose of this technical report is to declare the estimate of mineral resources and mineral reserves of the Arcos Unit as of December 31, 2020.

This technical report was prepared following Regulation S-K 1300 of the United States Securities and Exchange Commission (SEC).

Mina da Bocaina Arcos unit supply limestone to the cement plant in Arcos, and the cement plant and steelmaking plant in Volta Redonda.

2.1 Plant visit

The visit to the Arcos unit by the qualified professional of go.to6 was held on August 23 and 24, 2021. During the visit, the QP carried out an inspection at the quarry, the core samples, and the procedures of the description of samples. The QP presented some main recommendations and procedures.

2.2 Sources of information

In the preparation of this technical report, the following CSN professionals were consulted:

- Alexandre Ferreira - Environment Manager
- Fabio Marquesini - New Business Development Manager
- Fabrício Pacheco Cavalcanti - Mine Operations Manager
- Moises Augusto Bacellar Avila - Geology Specialist
- Fânio Teixeira Guimarães - Geology Manager
- Gladyson Paulo Santos - Senior Environment Analyst
- Paulo Cesar Gibson - Senior Geologist

This technical report was prepared by go.to6 and the documentation and other sources of information used are listed at the end of this technical report in section 23 – References.

2.3 Units and abbreviations

Metric system units of measurement were used in this technical report and all monetary values are in US dollars (US$), except in cases explicitly reported.

SYMBOL	DESCRIPTION
°	Degrees
°C	Celsius degrees
ha	Hectare
kg	Kilograms
km	Kilometers
kW	Kilowatt
h	Hour
L	Liters
m	Meter
m^2	Square meter
m^3	Cubic meter
mm	Millimeter
Mt	Millions of tonnes
Mtpa	Millions of tonnes per year
R$	Brazilian reais
S	South
t	Metric ton
O	West

3 DESCRIPTION OF PROPERTIES

The Mina da Bocaina is part of the industrial complex of CSN Cimentos in the municipality of Arcos, state of Minas Gerais, being in the following geographical coordinates: 20°19'22.70"S and 45°35'32.86"O, about 4 km from the urban area of the municipality of Arcos and about 240 km from Belo Horizonte, the capital of the state of Minas Gerais.

Access to the site, from the urban area of the municipality of Arcos, can be done by the paved highway MG-170.

3.1 Real estate

The Mina da Bocaina is covered by two contiguous properties registered with the Real Estate Registry Office of the District of Arcos, in the state of Minas Gerais, in registrations 9,951 and 10,285, respectively.

The properties where mining activities are carried out a total of 526.5999 ha and have a Legal Reserve (Reserva Legal) of more than 20%, following Article 12, II, of Law No. 12,651/2012. It is worth mentioning that the Legal Reserve area is outside the Permanent Preservation Area (APP), therefore there is no restriction of conversion of new areas for alternative land use provided for in Article 15, I, of Law No. 12,651/2012.

In addition to the Legal Reserve area, the properties have 148.81 ha converted by CSN into a Private Reserve of Natural Protection - RPPN, where only scientific research and visitation is allowed for tourist, recreational, and educational purposes, as provided for in Article 21, §2, of Law No. 9,985/2000.

The properties previously owned by Companhia Siderúrgica Nacional were consolidated in CSN Cimentos. Table Table 2-1 more data of the properties owned by CSN Cimentos in the municipality of Arcos and Figure Figure 2-1its delimitation.

Table 2-1 - CSN Cimentos Real Estate

REGISTRY	NAME	TOTAL AREA (ha)	LEGAL RESERVE (ha)	RPPN (ha)
9.551	Fazenda Posse Grande	186.5759 ha	120.116 ha (82.366 ha - Registry 10.285 + 37.75 ha – own)	19.7186 ha
10.285	Fazenda Mina Bocaina	340.0240 ha	3.2471 ha (Matricula 10.397)	129.0914 ha
10.397	Fazenda Cupins/ Boca da Mata	8 ha		
TOTAL		534.5999 ha	123.3631 ha (about 23% of the total)	148.81 ha

SOURCE: CSN CIMENTOS, 2021.


438.000 mE
440.000 mE
7.754.000 mN
7.752.000 mN
7.750.000 mN
LEGEND
CSN CIMENTOS S.A. REAL ESTATE
RPPN CSN
LEGAL RESERVE
Scale 1:30.000
Horizontal Datum SIRGAS 2000
Satellite image of 03/09/2020
250 0 250 500 750 1000 m

Figure 2-1 – Map with properties of CSN Cimentos

3.2 Mining Rights

CSN Cimentos is the owner of mining rights (currently the rights are the property of Companhia Siderúrgica Nacional, and the assignment was requested on 02/05/2021) ANM 004.213/1949, ANM 003.425/1960 and ANM 804.278/1974, with mining concession phase, and ANM 830.117/2000 with mining request phase at the ANM - National Mining Agency, the agency responsible for regulating the mining in Brazil.

The mining concessions have no expiration date, and their holder is obliged to submit annually the RAL - Annual Report of Mining.

The mining request (ANM 830.117/2000) is still under analysis at the ANM, its boundaries are practically coincident with the area of the CSN RPPN, which means that there is no permit to exploit limestone in this mining right. We recommend that CSN Cimentos request the blocking of this mining right to ANM.

The boundaries of ANM 004.213/1949 and ANM 003.425/1960 are covering the Mina da Bocaina quarry, and the ANM 804.278/1974 covers the Posse Grande area, not yet explored.

Table Table 2-2 and in Figure 2-2map with the mining rights boundaries.

Table 2-2 – Mining Rights of CSN Cimentos

PROCESS	PHASE	TITLE	AREA (ha)
004.213/1949	Mining Concession	Decreto de Lavra n°33.409/1954	76.74 ha
003.425/1960	Mining Concession	Decreto de Lavra n°63.302/1968	229.72 ha
804.278/1974	Mining Concession	Portaria de Lavra n°38/1997	36.44 ha
830.117/2000	Mining Request		28.17 ha

SOURCE: AGÊNCIA NACIONAL DE MINERAÇÃO, 2021.

R. Gen. Mário Tourinho, 1746 - sl. 1601 Curitiba - PR | Tel. (41) 99677-7525 | contato@goto6solutions.com


438.000 mE
440.000 mE
7.754.000 mN
7.752.000 mN
7.750.000 mN
LEGEND
CSN CIMENTOS S.A. REAL STATE
MINING CONCESSIONS
003.425/1960
004.213/1949
804.278/1974
830.117/2000
Scale 1:30.000
Horizontal Datum SIRGAS 2000
Satellite image of 03/09/2020
250 0 250 500 750 1000 m

Figure 2-2 the Arcos Unit of CSN Cimentos.

3.3 Royalties

The regulatory of ANM obliges de concessionaire to collect the financial compensation for the exploitation of mineral resources (CFEM, provided for in Article 20, §1, of the Federal Constitution).

For the commercialization of the extracted limestone, the rate is 2% of the gross sales revenue, deducted from the taxes of the commercialization (ICMS, COFINS, and PIS), and in the case of cement production, the rate is 2% of the transfer cost.

CSN Cimentos is the largest CFEM contributor in the municipality of Arcos with about 50% of the total (base 2020), and one of the 50 biggest in the state of Minas Gerais, regardless of the mineral substance. Source: National Mining Agency - ANM.

4 ACCESS, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE, AND PHYSIOGRAPHY

4.1 Accessibility

Both the municipality of Arcos and the Mina da Bocaina are provided with access by paved highways to the main consumer markets. The distance from the municipality of Arcos to Fernão Dias Highway (BR-381), which connects the cities of São Paulo and Belo Horizonte, is about 100 km.

The distance to the capital of the state of Minas Gerais is about 250 km and São Paulo is about 500 km, both connected by paved highways.

In addition, the project has a railway to transport limestone to the cement plant and Presidente Vargas Plant, located in the municipality of Volta Redonda in the state of Rio de Janeiro.

The nearest large airport is in Confins, in the metropolitan region of Belo Horizonte.

4.2 Climate

In Arcos, the average annual temperature is 20.7°C, and the months with the highest average maximum temperature are September and October, reaching about 27°C, and the months with the lowest average minimum temperature are June and July, reaching about 13°C.

The annual rainfall varies between 1,000 mm and 1,500 mm, concentrated in November to January, and the months between may and august are dry.

4.3 Infrastructure

The Mina da Bocaina is close to the municipalities of Arcos (about 4 km) and Pains (about 12 km), and Arcos has about 40,000 inhabitants and Pains about 8,000 inhabitants.

Mina da Bocaina has an electricity supply, which also feeds the cement plant and good telecommunications infrastructure.

4.4 Quarry Infrastructure

The Mina da Bocaina infrastructure consists of:

- An open pit.
- A waste dump area.
- One limestone processing plant with two crushing lines, one to produce limestone fluxes for use in the steelmaking industry and another to produce limestone for cement manufacturing.
- A maintenance workshop with a machine wash structure.
- Fuel filling station with the capacity of 30,000 liters.
- Two dams, one of water collection (B2) and an old tailings dam, currently used to contain sediments (B3), downstream of the B2 dam.
- An access control ordinance.
- Administrative office with reception, rooms for offices, storeroom, toilets, meeting room, and training room.
- Cafeteria.
- Dressing room.
- Effluent treatment plant.
- Electric power substation.

On a visit to the quarry and facilities, we saw the good practices to improve the operational safety: reflective signs (scotch light) to signal the limits and windrows on the mining roads, however, we noticed the lack of vertical signaling.

We recommend reinforcing the indicative signage of the entrances of benches/fronts of mining, access to the warehouse, dump area, crushing installation, safety distances of equipment, and alerts to guide the employees and third parties to comply with the mining traffic plan.

4.5 Physiography

The Mina da Bocaina is in the domain of the east bank of the São Miguel River, where the karst is well developed. In this context, the characteristic karstic features of the region stand out, with basically three components:

Plateaus: areas where the structured soil package (clayey material) predominates and a predominance of soft or smooth undulating relief; areas of occurrence of dolines and uvalas, covered by the sediment pack.

Limestone outcrops: correspond to the "stone hills" with their characteristic formations and the occurrence of escarpments (walls) with angles of up to 90° and variable height, which can reach about 30 meters; and

River valleys: in the lower parts, with a dimension of around 700 m, are where the streams and rivers are located, and the "sinks" are characteristic of the limestone regions.

The two closest watercourses to the Mina da Bocaina are the Candonga River, which passes north of CSN Cimentos properties, and the Santo Antônio stream, which passes south of the Mina da Bocaina and is a tributary of the left bank of the Candonga River.

The Mina da Bocaina area is inserted in a transition zone between the Cerrado and Atlantic Forest biomes, both biomes being protected by law.

5 HISTORICAL

5.1 Mining History

Limestone mining activities at the Mina da Bocaina began in 1959, after the acquisition of mining rights in 1956, on a very small scale.

The activities lasted until 1965, due to the difficulty of transporting limestone to the Presidente Vargas Plant, located in the municipality of Volta Redonda, in the state of Rio de Janeiro.

In the early 1970s, an exploration campaign was carried out, resulting in the resumption of mining activities aimed at ensuring the supply of high-quality limestone flux to Presidente Vargas Plant, which underwent an expansion process.

Another major expansion of the Mina da Bocaina occurred in 1992, and in 2009 and 2011 the cement factories in Volta Redonda and Arcos were inaugurated, which also demanded an increase in limestone production.

In 2013 it was prepared by Coffey Consultoria de Serviços Ltda. (Coffey Mining) the estimation of resources and reserves of the Mina da Bocaina quarry, consolidating all the information available up to that time.

Two more drill holes campaigns were subsequently carried out in 2017 and 2021 to update the estimate of mineral resources, however, the services were not completed until the preparation of this report.

5.2 Exploration History

So far, 288 diamond rotary core drilling holes have been done, totaling 23,577.41 meters drilled, in 20 survey campaigns, as detailed in Table 5-1.

R. Gen. Mario Tourinho, 1746 - sl. 1601 Curitiba - PR | Tel. (41) 99677-7525 | contato@goto6solutions.com

Table 5-1 – Drilling campaign

Campaign	boreholes	Meters (m)	Samples	Average sample size (m)
1961	13	952.37	220	4.3
1962	10	500.40	110	4.0
1972	10	1,029.26	516	1.9
1973	22	1,350.65	663	2.0
1980	30	827.87	413	1.9
1981	26	1,153.10	547	2.0
1982	15	1,266.15	594	2.0
1983	9	676.00	318	2.0
1984	4	387.65	189	2.0
1988	2	28.60	11	1.9
1991	4	346.22	231	1.5
1992	5	346.05	229	1.4
1993	1	105.35	56	1.9
1995	3	241.80	59	4.0
2000	37	3,536.85	796	4.3
2005	21	1,801.94	403	2.9
2007	21	2,483.45	321	7.6
2011	24	2,624.90	1,284	2.0
2017	18	2,146.30	1,018	2.1
2021	13	1,761.50	869	2.0
TOTAL	288	23,566.41 m	8,847	2.7 m

Source: CSN Cimentos, 2021.


438.000 mE
440.000 mE
7.754.000 mN
7.752.000 mN
7.750.000 mN
LEGEND
DRILLING CAMPAIGNS
DECADE OF 1960
DECADE OF 1970
DECADE OF 1980
DECADE OF 1990
DECADE OF 2000
DECADE OF 2010
DECADE OF 2020
CSN CIMENTOS S.A. REAL ESTATE
RPPN CSN
LEGAL RESERVE
Scale 1:30.000
Horizontal Datum SIRGAS 2000
Satellite image of 03/09/2020
250 0 250 500 750 1000 m

Figure 5-1 – Map with boreholes Arcos Unit of CSN Cimentos.

5.3 Production history

Table**Erro! Autoreferência de indicador não válida.**the production history of Mina da Bocaina in the last 8 years, after the completion of the last work of estimating resources and reserves.

Table 5-2 – Mina da Bocaina Production History

ANO	Fluxes UPV (Mt)	Cement Plant Arcos (Mt)	Agricultural Lime (Mt)	TOTAL (Mt)
2013	2.42	0.92	0.06	3.34
2014	2.63	0.97	0.09	3.60
2015	2.55	0.94	0.04	3.49
2016	1.91	1.51	0.16	3.42
2017	2.57	2.61	0.25	5.18
2018	2.14	2.62	0.38	4.76
2019	1.58	2.81	0.17	4.39
2020	2.03	3.28	0.27	5.31

SOURCE: CSN CIMENTOS, 2021.

6 GEOLOGY

6.1 Regional Geology

The region of Mina da Bocaina is located between the municipalities of Arcos and Pains, which are located southwest of the São Francisco craton (Almeida, 1977) This portion represents an extensive stabilized core at the end of the Trans-Amazon Cycle. Figure 5-2 shows an enlarged portion of this craton.

The craton is delimited by Araçuaí Belt (Almeida, 1977) at east, the Brasília Belt (Almeida, 1977) at west, Rio Preto (Inda & Barbosa, 1978) at northwest, Riacho do Pontal an Sergipana (Brito Neves, 1975) at north, Rio Pardo (Karmann, 1987) at northeast and Rio Grande (Hasui, 1982) at south (*in* Muzzi-Magalhães, 1989).

The São Francisco basin extends through the states of Minas Gerais, Bahia, Goiás and Mato Grosso covering an area greater than 309,000 km². The São Francisco Supergroup defined by Pflug & Renger (1973) and expanded by Inda *et al* (1984), contains the groups Bambuí, Macaúbas, Una, Canudo/Vaza Barris, Rio Preto and Rio Pardo.



MG-429
MG-429
Qa
Rio Pará
BR-494
Divinópolis
A3d
MG-164
Qd
NP2sl
Arcos
Mina da Bocaina
32
Rio Itapecerica
0
25000
50000

Figure 5-2 – Regional geological map. (Coffey Consultoria de Serviços Ltda., 2013).

6.1.1 Stratigraphy

6.1.1.1 São Francisco Supergroup

The evolution of knowledge begins in 1822 com Eschewege (*in* Renger, 1973), in which four lithostratigraphic units were individualized, the third being composed of slates, greywackes, and limestone outcropping in the region of the São Francisco River Basin. Gardner (1846) (*in* Muzzi-Magalhães, 1989) describes solid slates and compact dark-grey limestone placed between the São Romão River and the São Francisco River. In 1880, Derby named the pelitic and carbonatic sequence of São Francisco Series.

Only in 1917 was introduced the term Bambuí Serie to the limestones that occurring in the vicinity of the city of Bambuí. The first division of this series was made by Freyberg in1932 that individualized two facies, Camadas Gerais is consisting of horizontalized sediments and Indaiá Layers, consisting of folded sediments.

6.1.1.2 Bambuí Group

In the Bambuí Group several works were carried out during the sixties, Almeida (1967), elevated the Bambuí Serie to the group category, in 1973, Pflug and Renger incorporate it into the São Francisco Supergroup (Muzzi-Magalhães, 1989). Also noteworthy are the works of Branco & Costa (1961), Barbosa (1965), Oliveira (1967), Braun (1968), Barbosa *et al.* (1970), and Dardene (1978), all contributed a lot to the evolution of knowledge.

Magalhães (1989) produced an interesting work about the Bambuí Group. The outcropping rocks in the southwest portion of the São Francisco Basin are limited by the Gneissic-Migmatitic Basement to the southeast and by mica schists, carbonatic schists, quartzites, and phyllites of the Canastra Group. The Bambui Group was divided by this author into four facies, they are from the bottom to the top: Conglomeratic, Pelithic, Carbonatic, and Psamo-Pelitic. Figure 5-3 represents a simplified stratigraphic column proposed to the region.


Supergrupo São Francisco
Grupo Bambuí
Subgrupo Paraopeba
Fm. Três Marias
Fm. Serra da Saudade
Fm. Lagoa do Jacaré
Fm. Serra de Santa Helena
Fm. Sete Lagoas
Fm. Samburá
Fm. Jequitaí
Arcóseos
Pelitos
Tilitos
Calcários estromatólitos
Conglomerados
Diamictitos

Figure 5-3 – Stratigraphic column. (Alkimin, Chemale Jr., & Endo, 1996)

6.1.1.3 Conglomeratic Facies

The Conglomeratic Facies occurs along the eastern portion of the Serra da Pimenta and in the rare outcrops of the Samburá and São Francisco River valleys. The basal contact is made with the rocks of the Canastra Group and probably with the basement in the innermost portions of the basin. The superior contact is transitionally characterized by constant intercalations of pelites and locally abrupt, with direct passage to limestone.

This facies is represented by a large lithological variation. Briefly, in the basal portion, there are ortho and paraconglomerates with quartz pebbles, schists, gneiss, mylonites, quartzites, and phyllites.

As the stratigraphic column rises, there is constant intercalation of siltstones and feldspathic claystone, and Arcosean sandstones. At the higher levels, the conglomerates present intraclasts, in addition to those mentioned above, there are siltstones and claystones.

6.1.1.4 Pelitic Facies

The Pelitic Facies has an occurrence restricted to a range in the N-S direction, bordering the Gneissic-Migmatitic Basement, and close to Serra de Pimenta. The delimitation of this unit becomes very difficult, especially where there are no intercalations of carbonate rocks, in these places, it interdigitates with the Psamo-Pelithic Facies that occur at the top of the sequence, which makes it difficult to individualize these units.

The contact with the basement is discordant and the upper contact is gradational. The main lithologies are claystones with plane-parallel stratifications that have locally intercalated siltstones. The thickness is very variable but does not exceed 50 m.

6.1.1.5 Carbonatic Facies

The Carbonatic Facies is widely distributed in the regions of Arcos, Pains, Doresópolis, Iguatama and Lagoa da Prata, smaller outcrops are found near Piumhi, Moema, Bambuí, Bom Despacho, São Roque de Minas, Dores do Indaiá and Pompéu.

Both top and base contacts are gradations marked by constant intercalations of pelites. Magalhães (1989) presents a subdivision of six units: Calcilutites and Marls; Calcarenites; Dolomitic Calcarenite; Dolarenites, Stromatolytic Calcarenite; Dolarenite/ Calcitic/ Dolomitic Calcilutites.

The Calcilutites and the Marls correspond to the basal part of the Carbonatic Facies in lenticular bodies aligned with the N-S direction. The calcilutites form strata with less than 10 cm thick, with frequent pelitic laminations in the bedding planes. Marls have an alternation of pelitic and carbonate levels from millimeter to centimeter thickness. The identified structures are plane-parallel, crossed, and lenticular laminations, undulations in the bedding plane, and small hummocks.

Calcarenites can be locally differentiated into ooid, breccia, and finely plated. They have small plane-parallel cross stratifications and wave Ripples.

Dolomitic calcarenite has a very dark color contrasting with the lighter color of calcarenites and dolarenites. The basal and superior contacts are abrupt, however, the first is irregular and the second is regular.

Dolarenites are light gray, with dolomitic composition. It has algal laminae and stromatolites. They have an average MgO content of around 17% and are used as a soil corrector. The thickness can reach 15 m.

Dolarenite/Calcitic/Dolomitic Calcilutite are black colored limestones with centimetric to decimetric stratifications with intercalations of ooid calcarenite levels, calcilutites, flint lenses, and, at the top, levels with contraction cracks (mud cracks) and stromatolites.

6.1.1.6 Psamo-Pelitic Facies

This facies is the one with the largest areal distribution in the region studied by Magalhães (1989). It is mainly composed of a sequence of claystones at the base, passing to claystones with intercalations of siltstones and rarely sandstones at the top.

6.1.2 Deformation and e metamorphism

Detailed structural analysis revealed a tectonic transport from W to E. A deformation phase of the Brasiliano Cycle was identified and divided into two distinct stages. The first is related to thrust faults with displacement planes and flexural folds. The second stage is characterized by sinister transcurrent faults formed by the activation of shear fractures in the N60W direction, which rotate the present structures. (Muzzi-Magalhães, 1989).

6.1.3 Sedimentation environment

The sedimentation environment started in a deep platform, represented by finer sediments, together with carbonaceous material (graphite) films between the strata producing the plane-parallel stratifications.

There were phases of transgressions and regressions, later moving to a higher energy environment, that is, shallower, represented by oolites, stromatolites, algal mats, and wave marks.

6.1.4 Geomorphology

The physiographic features of the region of Arcos – Pains – Doresópolis are conditioned by the Phanerozoic Tectonic, which may be delimited by the Serra da Canastra – Serra da Saudade, to the west, and by the high structure of Arcos, to the east.

In the region, two striking features predominate in the relief. One with high cliffs and plateaus usually with steep walls forming canyons, whose base is level with the height of the plateau base, thus isolating large blocks of limestone. The other feature forms a relief with softer undulations and rounded shapes, formed by the soil that covers the limestone rocks.

6.2 Local Geology

Locally, the stratigraphy of the Bambuí Group in this region comprises pelitic and carbonated facies, described below, from the bottom to the top:

Pelitic Facies - Composed of weathered siltstones and claystones of yellowish green to reddish pink, micaceous, and locally plated.

Carbonated Facies - Composed of limestones, dolomites, and marls, which are intercalated vertically and laterally.

Marls - show green, pink, and greenish-gray colors, with clay particles and sericitic flakes in the stratification planes, in addition to intercalations of black limestone, micritic, at the top, showing a gradational contact with the upper unit.

Plated limestone - Black, carbonaceous, fetid limestone, usually micritic (fine-grained), plated on centimetric benches by intercalation of clayey, greenish-gray, carbonaceous, black submillimeter films. Locally closes intercalations of lamellar breccia, with micritic limestone intraclasts, in a gray-green clay-carbonate matrix. Limestones exhibit load casts-like structures (load marks) affecting the clayey laminae.

Calcarenites and Brechas - Dark gray to medium gray limestone, finely recrystallized, stratified into banks with an average thickness of 1 m, in which decimetric and metric banks of lamellar breccia, calcarenites, and oolitic limestones are intercalated. The calcarenites predominate as dark gray metric banks, with

medium-sized cross-bedded tabular stratifications. The upper contact of this unit is undulating, suggesting its erosive character.

Saccharide Dolomite - Calciferous dolomite, light to a medium gray, saccharide, porous and massive. It has a peculiar external aspect, with a dark tone and irregular and pointed protrusions, which makes it popularly known as "cascuda stone". Due to its resistance to erosion, it generally constitutes the top of the cliffs forming "lapies" features. It is also characterized by coarse calcite (pseudo-spar-calcite) white and black filling fractures and cavities.

Laminated dolomite - Calcific dolomite, light to medium gray, laminated. Lamination is characterized by the millimeter alternation of micritic and recrystallized levels. Convex columnar stromatolites also characterize this unit. The Dolomites are stratified into banks with an average thickness of 1 m.

Limestone with stromatolites - Black limestone, micritic, massive, with nodules and centimeter-thick black chert lenses. Presence of millimeter lenticular sheets of light gray carbonated silt-clay material. This unit is characterized by the presence of abundant stromatolites.

Top limestone - black limestone, micritic, sometimes recrystallized, fetid, with recrystallization of black calcite in small fractures and gaps. It is plated on centimetric benches or stratified in decimetric layers. Locally, it contains centimetric intercalations of calciferous siltstone and lamellar breccia, in addition to stromatolites 1 to 2 m thick.

The pelite-carbonated rocks from this region could be included in the Paraopeba Formation of Braun (1968), the carbonate facies being correlated to the Sete Lagoas Formation of Scholl (1976).

In the area covered by the polygonal that delimits this deposit, there are exclusively lithologies belonging to the Bambuí Group, Sete Lagoas Formation. These are sedimentary formations essentially derived from chemical precipitation, being composed mostly of calcite and dolomite. They are predominantly gray due to the presence of organic matter.

The geological body is composed of an upper level of dolomite limestone, with thicknesses of up to 20 m, resting on a layer of dolomite up to 30 m thick, which overlaps a thick layer of limestone with up to 80 m; occur between dolomite and limestone yet intercalations of lenses of a dolomite limestone or calcite dolomite unit.

The bedding is sub-horizontal, varying in thickness, ranging from finely laminated to massive strata. Dolomite is more compact than limestone and can reach centimeter thicknesses. A change in facies, due to differential precipitation during limestone deposition, caused a progressive distribution of silica from south to north and from top to bottom.

Sulfur also presents a progressive distribution from top to bottom, with the content reaching values in the order of 0.05% at the 700 m level. From south to north there is a reduction in grade.

The set of rocks has a perfectly horizontal posture – at a spacing of 2 km, there is a 1-degree dip. The lithotypes characterized in the area in question have their stratigraphic position outlined in **Erro! Fonte de referência não encontrada.**.

To illustrate the depositional environment and events related to the deposition of these lithological types, **Erro! Fonte de referência não encontrada.** exhibits this shallow marine environment with a beach interface that in turn contributes to the processes of dissolution, cementation, and dolomitization. The pelitic facies have a deep platform.


800
750
700
685
SOL - Cobertura de solos
CSI - Calcário Silicoso
DSI - Dolomito Silicoso
DCA - Dolomito Calcítico
DOL - Dolomito
CDO - Calcário Dolomítico
CAL - Calcário
CSB - Calcário Silicoso de Base
ARD - Ardósia

Figure 5-4 – Simplified stratigraphic column of Mina da Bocaina. (Coffey Consultoria de Serviços Ltda., 2013)


Granular
fina-grossa
Espeleotema
Calcita e
Aragonita
fibrosa
Whisker
Calcita granular fina
Calcita- Mg
Aragonita
Fibrosa
Cristais finos
SAC/SAA >1
Vadosa
Calcita
Granular grossa-
fina
Equante blocosa
DOLOMITIZAÇÃO
REINO MARINHO
REINO METEÓRICO
SAC/SAA < 1
REINO DE
SUPERFÍCIE
SAC/SAA >1
Aragonita
profundidade de
compensacão
Blocosa
Equante
Calcita
Cristais
grossos
CIMENTAÇÃO
POR CALCITA
SAC/SAA < 1
Calcita
Profundidade de
compensação
Equante
Blocosa
Cristais grossos
geralmente Poiquilotópico
DOLOMITIZAÇÃO DE CALCITA
SAC = Superfície ativa de cations Ca^{2+}, Mg^{2+}, etc
SAA = Superfície ativa de ânions pricipalmente CO_3^{2-}

Figure 5-5 – Schematic diagram of the depositional environment. (Coffey Consultoria de Serviços Ltda., 2013)


437.500 mE
440.000 mE
7.755.000 mN
7.752.500 mN
7.750.000 mN
7.747.500 mN
LEGEND
GEOLOGY
N4a - Fluvial deposits
NP2slc - Bambuí Group - Limestones
NP2slcp - Bambuí Group - Calcium pelites
APγ - Metagranites
Pond
Hydrography
Scale 1:50.000
Horizontal Datum SIRGAS 2000
500 0 500 1000 1500 2000 m

Figure 5-6 – Regional geological map

6.3 Mineralization

The Arcos limestone deposit consists of tabular bodies, slightly undulated, with low-angle dip (< 5 degrees) and very low-grade metamorphism (Zeolite Facies). The carbonate rocks in question have lithological separation based on the contents of CaO, MgO, and SiO2. From the base to the top, the basement consists basically of TTG suites, composed of granites and migmatites of pre-Cambrian age, followed by the deposition of a thick layer of Carbonatic Slate, migrating to more carbonate but still siliceous bodies (Limestone Base silica) and passing to the Calcitic Limestone and at the top the Dolomites. In all lithologies, there are lenses of Siliceous Limestones or Siliceous Dolomites.

7 EXPLORATION

The first exploration campaign was carried out by Companhia Siderúrgica Nacional on-site with the beginning of mining activities in the late 1950s and early 1960s.

In the early 1970s, a large survey campaign was carried out by Geosol aimed at supplying limestone to the expansion of the Presidente Vargas Plant. Over the years, the research activity was done, and from the 2000s the survey was intensified.

Currently, new exploration activity is being conducted, not yet completed, and the last major campaign was conducted by Coffey Consultoria and completed in 2013, and the work carried out is described below.

The Arcos Unit informs that by the end of 2021 will complete the evaluation and the construction of a new geological model for the long term.

7.1 Topographic surveys

Until recently, all databases (drilling holes, geological model, block model) were referenced in the UTM horizontal datum coordinate system Córrego Alegre.

In October 2017, 4 topographic marks were implemented to refer to future surveys.

The last topographic survey, completed on 28 June 2021, was carried out in the UTM *horizontal datum* coordinate system SIRGAS 2000.

The level reference used in previous surveys shows a difference of 32.6539 meters positive to the new topographic surveys.

We recommend that the unit convert all maps and files to SIRGAS 2000, and altitudes referenced in the topographic marks deployed in 2017 to eliminate any possible interpretation error.

Arcos informs that it performs daily topographic updates with drones, GPS RTK, and Total Station.

R. Gen. Mário Tourinho, 1746 - sl. 1601 · Curitiba - PR | Tel. (41) 99677-7525 | contato@goto6solutions.com

7.2 Geological Mapping

Geological mapping was carried out on a 1:500 scale by Coffey Consultoria, composed of geological, stratigraphic, and structural mapping of the Mina da Bocaina, detailed in **Erro! Autoreferência de indicador não válida.**.

Table 5-3 – Summary of geological mapping

DESCRIPTION	QUANTITATIVE
Geological control points	3.602
Structural measures	186
Photographs	85
Rock samples for geochemistry	7
Rock samples for petrography	6

SOURCE: COFFEY CONSULTORIA DE SERVIÇOS LTDA., 2013.

Figure**Erro! Fonte de referência não encontrada.**the geological map with the points raised in the geological mapping carried out by Coffey Consultoria.


438.000 mE
440.000 mE
7.754.000 mN
7.752.000 mN
7.750.000 mN
LEGENDA
GEOLOGIA
Tálus
Calcário Silicoso
Dolomito Calcítico
Dolomito Silicoso
Dolomito
Calcário Dolomítico
Calcário
Pilha de Estéril
Pilha de Estocagem
DIREITOS MINERÁRIOS
003.425/1960
004.213/1949
804.278/1974
830.117/2000
Escala 1:30.000
Datum Horizontal SIRGAS 2000
Imagem de satélite de 03/09/2020
250 0 250 500 750 1000 m

Figure 5-7 – Geological map with walking performed (Coffey Consultoria de Serviços Ltda., 2013)

7.3 Drill holes campaign

So far, CSN Cimentos has drilled 288 diamond rotary boreholes in the Mina da Bocaina, with 23,577.41 meters drilled (Table Table 5-1).

The drill holes carried out until 2013 are concentrated in the current area of operation of CSN Cimentos, and the most recent campaigns are being carried out in the southern part of the operating area, as shown in Figure 5-1 –.

The drill holes are executed by companies contracted by CSN Cimentos and the core samples are stored in the core storage library at Arcos Unit. There are only records of the companies that have run the last 3 survey campaigns, being Geopesquisa Investigações Geológicas Ltda. in 2011 and Geosol – Geologia e Sondagens S/A in 2017 and 2021.

The methodology used in the drilling holes initially consists of the lithographic description by a geologist of CSN in spreadsheets, preparation of the sample, and the testimony divided into two, one part for performing chemical analysis and another for storage in the core storage library.

With the results of the chemical analysis tests, the description is reviewed and corrected, if necessary, and the inclusion of the chemical data in the spreadsheets of the drill holes is performed. After validation of the worksheets, these are included in the consolidated database.

In the visit to the unit, we found that the boxes with the old and current drill holes are inadequately arranged, with the risk of losing their traceability. We recommend the core storage library has a sized space to store validated drill holes campaigns and ongoing campaigns for expansion. The present value has already been spent, in survey campaigns, something of the order of R $ 14 million. Even if not, everything can be recovered, it seems reasonable to disburse up to 2% of the above amount for the construction of a core storage library with proper structure and facilities to save and maintain this very important information.

7.4 Hydrogeology

CSN Cimentos has an underground monitoring network composed of 15 instruments, 10 active, and 5 disabled.

From this monitoring, in 2017 hydrogeological modeling was performed using the MODFLOW software by the company MDGEO for the sequencing of mining, resulting in the pumping system of 133.88 m^3/h in 2021, 88 m^3/h in 2028, and 70 m^3/h in 2035.

The unit is acquiring a pumping system composed of 3 units of 320 m3/h. The system aims at faster exhaustion of rainwater and surface drainage. One pump unit will be maintained as a *stand-by*.

7.5 Potential exploration

In the Mina da Bocaina the extreme southern part was not sufficiently researched for conversion into measured or even indicated resources, which will be the subject of the research campaign currently conducted.

In addition to the Mina da Bocaina, CSN Cimentos has the Posse Grande area, covered by the mining process 804.278/1974, which is also being the subject of the research campaign currently conducted.

8 SAMPLING AND ANALYSIS

8.1 Sampling Procedures

The samples recovered in the boreholes are crushed, quartered, and divided into two aliquots, one stored as proof and the other sprayed and analyzed.

There is only the record and control of the analyses done in the last 4 survey campaigns, which were carried out in external laboratories following the flowchart presented Figure 8-1.


Description of drill cores
Divide samples by footage or lithology break (every 2 to 5 m)
Crush
Quarter and homogenize (25mm chute type splitter) Reducing up to 2.0 kilos
Aliquot 01 of 1,0 kg
File for check
Aliquot 02 of 1,0 kg
Quarter and homogenize (12mm chute type splitter) Reducing up to 100g
Grind in the disk mill
Put in an identified envelope
A

Figure 8-1 - Flowchart of the sampling process of boreholes.

The analyses of the 2007 campaign were carried out by the Lamir UFPR laboratory and the campaigns of 2011, 2017, and 2021 by SGS Geosol Laboratories Ltda.

8.2 Analysis Methodology

The analyses were carried out by SGS Geosol Laboratory Ltda. use the following analytical references:

- CSA17V: Determination of Total Carbon and/or Sulfur by Infrared - LECO (C and S)
- ISE03B: Chlorine Determination - Specific Ion (Cl)
- XRF75V: Chlorine Determination - Pressed Powder - XRF (Cl)
- PHY01E LOI: Determination of Fire Loss by Gravimetry 1,000°C (LOI)
- XRF79C: Fusion with lithium tetraborate - X-ray fluorescence (SiO_2, Al_2O_3, Fe_2O_3, CaO, MgO, TiO_2, P_2O_5, Na_2O, K_2O, MnO)

8.3 Density tests

In 2004, tests were carried out to determine the density of the various lithologies found in the Mina da Bocaina and the values obtained presented in Table 8-1 were used to estimate resources and reserves.

Table 8-1 – Lithologies' density from Mina da Bocaina (2004)

Lithology	Density (t/m³)
Base siliceous limestone – CSB	2.6
Top siliceous limestone – CSI	2.7
Calcitic limestone – CAL	2.7
Dolomitic limestone – CDO	2.8
Dolomite – DOL	2.7
Slate – ARD	2.7

SOURCE: CSN CIMENTOS, 2004.

In 2021, new tests were carried out from 98 samples obtained in this year's survey campaign (representing about 10% of the samples recovered in this survey

campaign) by the SGS Geosol Laboratories Ltda. The bulk density determination method, and the results are presented in Table Table 8-2.

Table 8-2 – – Lithologies' density from Mina da Bocaina (2021)

Lithology	Number of samples	Density (t/m³)
Base siliceous limestone – CSB	5	2.73
Top siliceous limestone – CSI	3	2.71
Calcitic limestone– CAL	32	2.71
Dolomitic limestone – CDO	1	2.72
Calcitic dolomite – DCA	2	2.75
Siliceous dolomite – DSI	1	2.79
Dolomite – DOL	12	2.785
Slate – ARD	33	2.75
Schist– XIS	9	2.75

SOURCE CSN CIMENTOS, 2021.

8.4 QA/QC

CSN Cimentos is implementing the QA/QC protocols, however, until the time of preparation of this technical report the protocols had not yet been defined and put into practice.

We recommend a written procedure for geological research work, sample collection, physical and chemical tests, as well as geological modeling, within the best practice, applicable and auditable.

Similarly, we recommend that QA/QC protocols be deployed to the mining operation.

We recommend the elaboration of standards and protocols, assisted by a qualified professional that can be part of the training of the geology and mining team of CSN.

go.to6

9 DATA VALIDATION

CSN Cimentos' survey database had already been validated by Coffey Consultoria in 2013. Nevertheless, a new validation of the data was performed, consisting of the conference of the coordinates of the holes, geology, and chemical analyses.

Regarding the coordinates of the holes, inconsistencies were found in the coordinates of the most recent holes, and the database was corrected later. Nevertheless, in the present estimate of resources and reserves, the drilling holes after 2011 were not considered.

It was verified that most of the holes of the 2005 campaign do not have a description of large stretches at the beginning of the hole (from 30 to 90 m).

In addition, another point of uncertainty is the use of three coordinate systems, with the old information in Córrego Alegre Datum with reference level 32.6539 m below the currently used, and SIRGAS 2000 with the level reference currently used.

Already commented in section 7.1 the importance of ensuring that the coordinate system adopted will be definitive and correct, so we recommend a work of unification of the coordinate system and Horizontal and Vertical Datum of spatial files. **Erro! Fonte de referência não encontrada.**

10 PROCESSING TESTS

The limestone to the steelmaking industry and to cement plant no concentration processes are necessary, only comminution processes and granulometric classification.

Nevertheless, we recommend that the activities related to the project of the crushing line 2 be stored in the technical collection library of the company for possible consultations in the future.

R. Gen. Mario Tourinho, 1746 - sl. 1601 Curitiba - PR | Tel. (41) 99677-7525 | contato@goto6solutions.com

11 RESOURCE ESTIMATION

For this report, the resource estimation prepared by Coffey Consultoria was revised in 2013, and the validation of the geological interpretation, the validation of the block model, and the topographic survey of December 31, 2020, were held.

The validation process was done by reviewing the geological interpretation, verifying the parameters and methodology applied to estimate the volumes and contents of the blocks, and validating the requirement of "*Reasonable Prospects for Economic Extraction*" of the S-K 1300.

Table **Erro! Fonte de referência não encontrada.** the summary of the estimate of mineral resources.

Table 11-1 – Summary of estimated measured and indicated mineral resources of Mina da Bocaina on December 31, 2020.

	Quantity (Mt)	CaO (%)	MgO (%)	SiO_2 (%)	Al_2O_3 (%)	Fe_2O_3 (%)	LOI (%)	FSC
MESAURED								
Dolomitic Flux	10.98	35.98	16.03	1.31	0.13	0.15	44.99	
Calcitic Flux	30.35	53.63	0.95	1.42	0.29	0.14	42.56	
Limestone for clinker	65.43	49.15	2.54	5.47	0.75	0.47	40.74	297
INDICATED								
Dolomitic Flux	4.21	39.33	14.01	1.07	0.15	0.15	44.76	
Calcitic Flux	20.76	53.39	0.99	1.65	0.29	0.16	42.54	
Limestone for clinker	45.01	49.35	2.03	6.15	0.82	0.55	40.22	266
MEASURED+ INDICATED								
Dolomitic Flux	15.19	36.90	15.47	1.24	0.13	0.15	44.93	
Calcitic Flux	51.11	53.54	0.96	1.51	0.29	0.15	42.55	
Limestone for clinker	110.44	49.23	2.33	5.75	0.78	0.50	40.53	284
INFERRED								
Dolomitic Flux	2.53	44.86	8.64	0.66	0.19	0.12	44.17	
Calcitic Flux	14.97	53.27	1.05	1.77	0.27	0.17	42.59	
Limestone for clinker	58.57	45.65	2.50	11.61	1.28	0.96	37.37	132

1. Mineral reserves are estimated with the CaO cut-off content of 34.1%, for the total (measured, indicated, and inferred) to achieve the product targets.
2. The sum may not be beaten due to rounding.
3. Mineral resources do not include mineral reserves.
4. Mineral resources have no demonstration of economic viability, only Mineral Reserves.

11.1 Database Validation

For resource estimation, the database was validated with the following parameters:

- Final depth: If the final depth is in the sampling tables, geology and profiling do not exceed the value defined in the Collar table.
- Overlap: If there is no *overlap (overlap)* between intervals of the same drill hole.
- Collar: If all major information such as coordinates, and final depth are filled.

The database used for resource estimation presents the levels, in percentage, of global analyses. The elements CaO, MgO, SiO_2, Al_2O_3, Fe_2O_3, Na_2O, K_2O, TiO_2, MnO, P, Sr, Ba, S, Cl, and LOI (LOI) were tested.

The validation of stochiometric closure was performed in the samples of the 2011 campaign only, considering that in the previous survey campaigns all the elements were not analyzed, making this validation impossible.

Figure Figure 11-1 and **Erro! Fonte de referência não encontrada.** 2017.



Figure 11-1 – Localization of drill holes.



Figure 11-2 – Illustrative profile with drill holes

11.2 Geological interpretation

The geological interpretation was performed from the lithological classification parameters presented in **Erro! Fonte de referência não encontrada.**from the "decision tree" presented in Figure **Erro! Fonte de referência não encontrada.**.

Classificação	Rocha	Código	CaO(%)	MgO(%)	SiO_2(%)
Padrão Minério	Dolomito	DOL	19.50 A 37.10	17.00 A 23.40	0 A 3.50
	Calcário Calcítico	CAL	51.00 A 56.00	0 A 3	0 A 3.50
	Dolomito Calcítico	DCA	27.00 A 43.69	10.95 A 16.99	-
	Calcário Dolomítico	CDO	43.70 A 50.99	3 A 10.95	-
	Dolomito Silicoso	DSI	-	10.95 A 23.4	>3.50
	Calcário Silicoso de Topo	CSI	-	0 A 10.94	>3.50
	Calcário Silicoso de Base	CSB	-	0 A 10.95	>17.69
Padrão Estéril	Ardósia	ARD	-	-	>17.70
	Solo	SOL	-	-	-
	Argila	ARG	-	-	-



Figure 11-3 – Classification of lithologies. (Coffey Consultoria de Serviços Ltda., 2013)


$CaO \geq 51$
SIM
CAL
NÃO
$SiO_2 \geq 17.7$
SIM
ARD
NÃO
$MgO \geq 17$
SIM
DOL
NÃO
$MgO \geq 10.95$
SIM
$SiO_2 \geq 3.5$
SIM
DSI
NÃO
DCA
NÃO
$SiO_2 \geq 3.5$
SIM
CSB e CSI
NÃO
CDO

Figure 11-4 – Decision tree for geological interpretation. (Coffey Consultoria de Serviços Ltda., 2013)

As the lithologies Calcitic dolomite (DCA) and Siliceous dolomite (DSI) are layers that do not present spatial correlation, they were encompassed to the bodies of other lithotypes to ensure greater continuity.

After the lithological classification, the geological model was done through implicit modeling using Leapfrog 3D *software*.

We recommend that lithotypes information be preserved in the lithological model and that lithologies be grouped only in the geological model of contents. It is not recommended to lose this information or leave it inaccessible.

11.3 Topography

To update the estimation of mineral resources, we used the topographic survey of the mining area carried out by CSN Cimentos on December 31, 2020, with a drone, combined with the topographic survey of the surroundings of December 2011.

Using drones, and in the future drones + RTK, the Arcos unit informs that it carries out daily updates. This practice of daily updates is more than sufficient for the evaluation of adherence of volumes and contents of monthly planning and weekly mining scheduling.

For the declaration of resource and reserve, as well as for traceability and adherence assessment we believe that the maintenance of data with monthly recurrence is enough. Upon completion of the year, only keep the data for December 31 of the previous year.

11.4 Geostatistical Analysis

11.4.1 Composite

From the analysis of the sample support of the boreholes, the length of 5 m was chosen by Coffey Consultoria, assuming samples with up to 1.25 m difference for greater or lesser.

Figure **Erro! Fonte de referência não encontrada.**boreholes database, which shows that more than 94% of the samples are less than 5 m.



Figure 11-5 – Probability of sampling support from the drill hole database by 2011. (Coffey Consultoria de Serviços Ltda., 2013)

11.4.2 Exploratory data analysis

Coffey Consultoria performed statistical analysis of composite data from the borehole's samples for the variables CaO (%), MgO (%), Al_2O_3(%), Fe_2O_3(%), SiO_2(%),

and LOI (loss of ignition %). The results are presented in **Erro! Autoreferência de indicador não válida.** details of the CaO contents of limestone in Figure **Erro! Fonte de referência não encontrada.**.

Table 11-2 – Summary of statistical data analysis

Lithology	Variable	Mean	Variance	Standard deviation	CV	Nº Samples	Inferior Limit	Superior Limit
CAL	CaO	53.23	11.64	3.41	6%	1,551	2	56
	MgO	1.03	0.92	0.96	93%	1,510	0.01	10
	Al_2O_3	0.39	0.69	0.83	213%	1,171	0.04	15
	Fe_2O_3	0.21	0.30	0.55	265%	987	0.01	8
	SiO_2	1.93	17.62	4.20	218%	1,549	0.01	65
	LOI	42.02	12.37	3.52	8%	636	2	45
CDO	CaO	51.87	8.23	2.87	6%	83	45	56
	MgO	3.37	5.72	2.39	71%	81	0.01	9
	Al_2O_3	0.23	0.02	0.12	53%	37	0.01	1
	Fe_2O_3	0.09	0.01	0.1	116%	25	0.01	1
	SiO_2	0.47	0.14	0.37	79%	83	0.03	2
	LOI	43.58	1.11	1.05	2%	20	43	48
CSB	CaO	46.86	31.81	5.64	12%	97	1	52
	MgO	2.2	0.7	0.83	38%	97	1	6
	Al_2O_3	1.33	2.64	1.63	122%	93	0.1	15
	Fe_2O_3	0.72	0.78	0.88	123%	80	0.1	8
	SiO_2	9.13	46.56	6.82	75%	97	2	65
	LOI	38.26	25.53	5.05	13%	67	2	41
CSI	CaO	44.24	17.87	4.23	10%	29	37	52
	MgO	6.51	11.87	3.44	53%	29	1	14
	Al_2O_3	0.4	0.16	0.4	100%	19	0.01	1
	Fe_2O_3	0.32	0.02	0.15	47%	19	0.2	1
	SiO_2	5.88	6.63	2.58	44%	29	2	13
	LOI	41.45	1.97	1.4	3%	14	39	44
DOL	CaO	35.01	19.59	443%	13%	372	26	55
	MgO	16.82	15.19	390%	23%	366	0.4	21
	Al_2O_3	0.19	0.19	44%	231%	262	0.01	5
	Fe_2O_3	0.19	0.04	0.2	109%	258	0.03	2
	SiO_2	1.51	4.41	2.1	139%	372	0.1	29
	LOI	44.95	4.82	2.19	5%	134	27	47
ARD	CaO	30.89	68.2	8.26	27%	393	1	55
	MgO	3.85	5.37	2.32	60%	393	0.5	20
	Al_2O_3	0.19	0.19	0.44	231%	262	0.01	5
	Fe_2O_3	2.72	3.03	1.74	109%	357	0.03	12
	SiO_2	29.12	98.83	9.94	139%	393	0.1	68
	LOI	27.58	48.17	6.94	5%	336	1	47

SOURCE (Coffey Consultoria de Serviços Ltda., 2013)

1. CAL: CALCITIC LIMESTONE
2. CDO: DOLOMITIC LIMESTONE

3. CSB: Base siliceous limestone
4. CSI: Top siliceous limestone
5. DOL: Dolomite
6. ARD: Slate

Alvo:	Bocaina
Litologia:	CAL_topo
Variável:	CaO

Número de Amostras:	1 551
Mínimo Valor:	1.65
Máximo Valor:	56.25
Nº Classes (Sturges):	12
Intervalo (Sturges):	4.69

Quantiles	
2.5%:	50.56
5.0%:	51.58
25.0%:	52.91
Mediana:	53.64
75.0%:	54.35
95.0%:	55.20
97.5%:	55.43

Média:	53.23
Variância:	11.64
Desvio Padrão:	3.41
Coef. de variação:	6%
Range interquartil:	1.44


CaO (raw)
Number of Samples
class
Frequency


CaO (raw)


Boxplot of CaO
CaO

Figure 11-6 – Detail of the statistical analysis of the CaO content data from the calcitic limestone lithology (Coffey Consultoria de Serviços Ltda., 2013)

From the statistical analysis, the minimum and maximum*(capping)*were determined to minimize the influence of the *outliers' values presented in* ***Erro! Autoreferência de indicador não válida.***.

Table 11-3 – Applied capping values.

Lithology	Limits	CaO (%)	MgO (%)	Al_2O_3 (%)	Fe_2O_3 (%)	SiO_2 (%)	LOI (%)
CAL	Minimum	50.56	-	-	-	-	41.01
	Maximum	-	3.61	0.81	1	3.83	-
CDO	Minimum	-	-	-	-	-	-
	Maximum	-	-	-	0.38	1	45
CSB	Minimum	37.8	-	-	-	-	30
	Maximum	-	5.05	4.03	2	21.86	-
CSI	Minimum	-	-	-	-	-	-
	Maximum	-	-	-	-	-	-
DOL	Minimum	-	9	-	-	-	40
	Maximum	-	-	0.4	0.5	4	-
ARD	Minimum	4.75	-	-	-	12	18
	Maximum	45	12.5	9.25	8.36	57	37.5

Source (Coffey Consultoria de Serviços Ltda., 2013)

1. CAL: Calcitic limestone
2. CDO: Dolomitic limestone
3. CSB: Base siliceous limestone
4. CSI: Top siliceous limestone
5. DOL: Dolomite
6. ARD: Slate

11.4.3 Variographic analysis

Variographic analysis was performed for the following elements and all modeled lithologies. The results are presented in **Erro! Fonte de referência não encontrada.**. Variographic analysis of the CaO content of limestone lithology is presented in Figure.

Table 11-4 – Variographic analysis summary.

Lithology	Variable	C0 (%)	C1 (%)	A1 (m)	C2 (%)	A2 (m)	Direction (°)	Plunge (°)	Dip (°)	RSM	RM
CAL	CaO	0.25	0.59	225	0.87	347	350	2	0	1.3	7.6
	MgO	0.1	0.36	100	5	250	330	5	0	1	4.05
	Al_2O_3	0.004	0.012	208	0.035	361	350	2	0	1.5	7.72
	Fe_2O_3	0.0013	0.00087	131	0.0097	526	350	2	-1	1.39	11.18
	SiO_2	0.0138	0.11	220	1.02	420	340	3	-10	2.07	10
	LOI	0.1	0.15	200	1.3	355	330	5	0	1.38	7.99
CDO	CaO	1	1.77	200	3.82	360	330	-5	0	1.55	11.51
	MgO	2.22	1.54	250	2.35	500	340	-3	0	1.32	11.97
	Al_2O_3	0.001	0.0019	300	0.012	650	350	-2	0	2.24	18.56
	Fe_2O_3	0.0001	0.00062	215	0.0023	550	340	-3	0	2.37	10.96
	SiO_2	0.01	0.01	250	0.0375	790	350	-2	0	1.16	17.3
	LOI	0.02	0.025	150	0.07	450	0	0	10	1.89	7.75
CSB	CaO	1	4.3	50	5.37	400	350	-2	0	1.32	16.17
	MgO	0.012	0.117	185	0.095	400	340	-3	0	1,216	16.17
	Al_2O_3	0.022	0.135	250	0.26	500	0	0	0	1.64	16.18
	Fe_2O_3	0.01	0.026	172	0.063	375	0	0	0	1.03	17.74
	SiO_2	0.4	4.7	70	8.6	355	350	-2	0	1.27	19.83
	LOI	1	1.39	150	1.93	400	350	-2	0	1.36	17.88
CSI	CaO	1	4.3	50	5.37	400	350	-2	0	1.31	16.17
	MgO	0.56	6.66	154	15.58	406	340	-3	10	1.56	16.6
	Al_2O_3	0.022	0.135	250	0.26	500	0	0	0	1.64	16.17
	Fe_2O_3	0.002	0.0055	70	0.011	430	350	-2	0	2.8	16.14
	SiO_2	1	3	150	4	400	340	-3	0	1	21.55
	LOI	0.25	0.62	350	0.8	550	340	-3	0	1.09	20.07
DOL	CaO	1	3.43	220	4.67	480	0	0	0	2.23	23.5
	MgO	0.6	3	200	3.6	450	0	0	-10	2.06	15.27
	Al_2O_3	0.049	0.008	150	0.108	300	0	0	0	1	7,025
	Fe_2O_3	0.012	0.01	100	0.02	350	350	-2	0	1.23	10
	SiO_2	0.16	2.1	75	1.3	400	330	-5	0	1.31	10.37
	LOI	0.53	0.95	250	3.88	425	10	2	10	1.26	6.27
ARD	CaO	0.5	5	200	34	400	0	0	0	1.12	18.06
	MgO	0.08	0.78	85	1.6	300	160	0	0	1.01	11.7
	Al_2O_3	0.15	0.58	160	3.75	450	0	0	0	1.01	7.7
	Fe_2O_3	0.11	0.1	150	1.3	400	10	0	0	1.9	15.7
	SiO_2	0.5	22.5	200	60	400	0	0	0	1	26.65
	LOI	0.5	2.77	200	12.4	450	170	0	0	1.09	25.2

Source (Coffey Consultoria de Serviços Ltda., 2013)

1. CAL: Calcitic limestone
2. CDO: Dolomitic limestone
3. CSB: Base siliceous limestone
4. CSI: Top siliceous limestone
5. DOL: Dolomite

R. Gen. Mário Tourinho, 1746 - sl. 1601 Curitiba - PR | Tel. (41) 99677-7525 | contato@goto6solutions.com

6. ARD: Slate
7. C0: Nugget effect
8. C1: Level of the 1st structure
9. A1: Range of the 1st structure
10. C1: Level of the 2nd structure
11. C2: Range of the 2nd structure
12. RSM: Major/Semi-Major Ellipsoid Attitude Ratio
13. RM: Major/Minor Ellipsoid Attitude Ratio

Alvo	Bocaina
Material	CAL
Variável	CaO

Estruturas do Variograma		
Modelo	Spherical	
Estrutura	Patamar	Alcance
Pepita	0.25	-
1	0.59	225
2	0.87	347

Atitudes do Elipsoide	
Bearing	350
Plunge	2
Dip	0
Maior/Semi-maior	1.3
Maior/Menor	7.6


Variograma segundo Direção do Corpo


Variograma segundo Mergulho do Corpo


Variograma Downhole


Variograma Contra-mergulho do Corpo

Figure 11-7 – Variography of the content of CaO (%) of lithology calcitic limestone.

11.4.4 Density

The densities of lithologies done in 2004 were used in the Mina da Bocaina activities. The values were presented in Table 8-1.

11.4.5 Block model

The block model was created by Coffey using the Geovia Surpac 6.1.4 software with the definitions of **Erro! Autoreferência de indicador não válida.** quarry, and with the attributes for clinker manufacturing.

For a new geological model under development by CSN, we recommend that the production parameters and limestone attributes for limestone flux should be considered. Even if there is no influence in the cement business, we think it is important to consider because the same quarry serves both businesses.

Table 11-5 – Block model definitions

Description	Y	X	Z
Minimum coordinates (m)	7,750,706	436,873	400
Maximum coordinates (m)	7,754,406	439,248	900
Block size	25	25	10
Sub-block size	12.5	12.5	5
Rotation	0	0	0

SOURCE (Coffey Consultoria de Serviços Ltda., 2013)

Table 11-6 – Block model attributes

Attribute name	Type	Description
Density	Real	cal=2.7; cdo=2.8; csi=2.7; csb=2.6; dol=2.7; ard=2.7
dn_al2o3	Real	Anisotropic distance of the sample closest to the kriging
dn_cao	Real	Anisotropic distance of the sample closest to the kriging
dn_fe2o3	Real	Anisotropic distance of the sample closest to the kriging
dn_loi	Real	Anisotropic distance of the sample closest to the kriging
dn_mgo	Real	Anisotropic distance of the sample closest to the kriging
dn_sio2	Real	Anisotropic distance of the sample closest to the kriging
DNPM	Entire	Application Area Limit DNPM (1=inside; 0=outside)
ds_al2o3	Real	Average distance between estimated samples
ds_cao	Real	Average distance between estimated samples
ds_fe2o3	Real	Average distance between estimated samples
ds_loi	Real	Average distance between estimated samples
ds_mgo	Real	Average distance between estimated samples
ds_sio2	Real	Average distance between estimated samples
ko_al2o3	Real	Content (%) estimated by ordinary kriging
ko_al2o3_pass	Entire	Step to estimate by ordinary kriging
ko_cao	Real	Content (%) estimated by ordinary kriging
ko_cao_pass	Entire	Step to estimate by ordinary kriging

Attribute name	Type	Description
ko_fe2o3	Real	Content (%) estimated by ordinary kriging
ko_fe2o3_pass	Entire	Step to estimate by ordinary kriging
ko_loi	Real	Content (%) estimated by ordinary kriging
ko_loi_pass	Entire	Step to estimate by ordinary kriging
ko_mgo	Real	Content (%) estimated by ordinary kriging
ko_mgo_pass	Entire	Step to estimate by ordinary kriging
ko_sio2	Real	Content (%) estimated by ordinary kriging
ko_sio2_pass	Entire	Step to estimate by ordinary kriging
kv_al2o3	Real	Kriging variance
kv_cao	Real	Kriging variance
kv_fe2o3	Real	Kriging variance
kv_loi	Real	Kriging variance
kv_mgo	Real	Kriging variance
kv_sio2	Real	Kriging variance
Litotipo	Entire	0=ar; 1=cal; 2=cdo; 3=csi; 4=csb; 5=dol; 6=ard; 7=waste dump
nn_al2o3	Real	Content in (%) estimated by nearest neighbor
nn_al2o3_dn	Real	Anisotropic distance of the sample closest to nn
nn_cao	Real	Content in (%) estimated by nearest neighbor
nn_cao_dn	Real	Anisotropic distance of the sample closest to nn
nn_fe2o3	Real	Content in (%) estimated by nearest neighbor
nn_fe2o3_dn	Real	Anisotropic distance of the sample closest to nn
nn_loi	Real	Content in (%) estimated by nearest neighbor
nn_loi_dn	Real	Anisotropic distance of the sample closest to nn
nn_mgo	Real	Content in (%) estimated by nearest neighbor
nn_mgo_dn	Real	Anisotropic distance of the sample closest to nn
nn_sio2	Real	Content in (%) estimated by nearest neighbor
nn_sio2_dn	Real	Anisotropic distance of the sample closest to nn
ns_al2o3	Entire	Number of samples used in ordinary kriging
ns_cao	Entire	Number of samples used in ordinary kriging
ns_fe2o3	Entire	Number of samples used in ordinary kriging
ns_loi	Entire	Number of samples used in ordinary kriging
ns_mgo	Entire	Number of samples used in ordinary kriging
ns_sio2	Entire	Number of samples used in ordinary kriging
resource	Entire	1=measured; 2=indicated; 3=inferred

SOURCE: (Coffey Consultoria de Serviços Ltda., 2013)

Initially, the lithotype was assigned through the geological model, and the resulting model was **Erro! Fonte de referência não encontrada.** and **Erro! Fonte de referência não encontrada.** contents of CaO, MgO, Al_2O_3, Fe_2O_3 SiO_2, and LOI.

The estimation plan considered up to 4 kriging steps for each variable and the parameters for each lithology and content presented in **Erro! Fonte de referência não encontrada.** Table 11-12 To define the search distances and classification of each step, the maximum distance of search of the CaO content for all lithotypes was considered.



Figure 11-8 – Northwest direction isometric view of blocks model.



Figure 11-9 – Orthogonal view of the block model.

Table 11-7 – Kriging strategy for the lithotype Calcitic limestone- CAL.

Variable	Estimate Step	Maximum Search Distance (m)	Minimum of samples	Maximum of samples	Maximum of the sample by drill hole
CaO	1	230	8	24	3
	2	348	8	24	3
	3	520	8	24	3
	4	>520	1	24	3
MgO	1	165	8	24	3
	2	250	8	24	3
	3	375	8	24	3
	4	>375	1	24	3
Al_2O_3	1	240	8	24	3
	2	361	8	24	3
	3	540	8	24	3
	4	>540	1	24	3
Fe_2O_3	1	350	8	24	3
	2	526	8	24	3
	3	790	8	24	3
	4	>790	1	24	3
SiO_2	1	280	8	24	3
	2	420	8	24	3
	3	630	8	24	3
	4	>630	1	24	3
LOI	1	236	8	24	3
	2	355	8	24	3
	3	530	8	24	3
	4	>530	1	24	3

SOURCE: (Coffey Consultoria de Serviços Ltda., 2013)

Table 11-8 – Kriging strategy for the lithotype Dolomitic limestone – CDO.

Variable	Estimate Step	Maximum Search Distance (m)	Minimum of Samples	Maximum of Samples	Maximum of samples by drill hole
CaO	1	240	8	24	3
	2	360	8	24	3
	3	540	8	24	3
	4	>540	1	24	3
MgO	1	330	8	24	3
	2	500	8	24	3
	3	750	8	24	3
	4	>750	1	24	3
Al_2O_3	1	430	8	24	3
	2	650	8	24	3
	3	975	8	24	3
	4	>975	1	24	3
Fe_2O_3	1	365	8	24	3
	2	550	8	24	3
	3	825	8	24	3
	4	>825	1	24	3
SiO_2	1	525	8	24	3
	2	790	8	24	3
	3	1185	8	24	3
	4	>1185	1	24	3
LOI	1	300	8	24	3
	2	450	8	24	3
	3	675	8	24	3
	4	>675	1	24	3

SOURCE: (Coffey Consultoria de Serviços Ltda., 2013)

Table 11-9 – Kriging strategy for the lithotype Top siliceous limestone – CSI.

Variable	Estimate Step	Maximum Search Distance (m)	Minimum of Samples	Maximum of Samples	Maximum of samples by drill hole
CaO	1	330	8	24	3
	2	500	8	24	3
	3	750	8	24	3
	4	>750	1	24	3
MgO	1	270	8	24	3
	2	406	8	24	3
	3	610	8	24	3
	4	>610	1	24	3
Al_2O_3	1	365	8	24	3
	2	550	8	24	3
	3	825	8	24	3
	4	>825	1	24	3
Fe_2O_3	1	285	8	24	3
	2	430	8	24	3
	3	645	8	24	3
	4	>645	1	24	3
SiO_2	1	265	8	24	3
	2	400	8	24	3
	3	600	8	24	3
	4	>600	1	24	3
LOI	1	365	8	24	3
	2	550	8	24	3
	3	825	8	24	3
	4	>825	1	24	3

SOURCE: (Coffey Consultoria de Serviços Ltda., 2013)

Table 11-10 – Kriging strategy for the lithotype Base siliceous limestone – CSB

Variable	Estimate Step	Maximum Search Distance (m)	Minimum of Samples	Maximum of Samples	Maximum of samples by drill hole
CaO	1	265	8	24	3
	2	400	8	24	3
	3	600	8	24	3
	4	>600	1	24	3
MgO	1	265	8	24	3
	2	400	8	24	3
	3	600	8	24	3
	4	>600	1	24	3
Al_2O_3	1	330	8	24	3
	2	500	8	24	3
	3	750	8	24	3
	4	>750	1	24	3
Fe_2O_3	1	250	8	24	3
	2	375	8	24	3
	3	560	8	24	3
	4	>560	1	24	3
SiO_2	1	235	8	24	3
	2	355	8	24	3
	3	530	8	24	3
	4	>530	1	24	3
LOI	1	265	8	24	3
	2	400	8	24	3
	3	600	8	24	3
	4	>600	1	24	3

SOURCE: (Coffey Consultoria de Serviços Ltda., 2013)

go.to6

Table 11-11 – Kriging strategy for the lithotype Dolomite – DOL

Variable	Estimate Step	Maximum Search Distance (m)	Minimum of Samples	Maximum of Samples	Maximum of samples by drill hole
CaO	1	320	8	24	3
	2	480	8	24	3
	3	720	8	24	3
	4	>720	1	24	3
MgO	1	300	8	24	3
	2	450	8	24	3
	3	675	8	24	3
	4	>675	1	24	3
Al_2O_3	1	200	8	24	3
	2	300	8	24	3
	3	450	8	24	3
	4	>450	1	24	3
Fe_2O_3	1	230	8	24	3
	2	350	8	24	3
	3	525	8	24	3
	4	>525	1	24	3
SiO_2	1	265	8	24	3
	2	400	8	24	3
	3	600	8	24	3
	4	>600	1	24	3
LOI	1	280	8	24	3
	2	425	8	24	3
	3	635	8	24	3
	4	>635	1	24	3

SOURCE: (Coffey Consultoria de Serviços Ltda., 2013)

R. Gen. Mário Tourinho, 1746 - sl. 1601 Curitiba - PR | Tel. (41) 99677-7525 | contato@goto6solutions.com

Table 11-12 – Kriging strategy for the lithotype Slate – ARD.

Variable	Estimate Step	Maximum Search Distance (m)	Minimum of Samples	Maximum of Samples	Maximum of samples by drill hole
CaO	1	265	8	24	3
	2	400	8	24	3
	3	600	8	24	3
	4	>600	1	24	3
MgO	1	200	8	24	3
	2	300	8	24	3
	3	450	8	24	3
	4	>450	1	24	3
Al_2O_3	1	300	8	24	3
	2	450	8	24	3
	3	675	8	24	3
	4	>675	1	24	3
Fe_2O_3	1	265	8	24	3
	2	400	8	24	3
	3	600	8	24	3
	4	>600	1	24	3
SiO_2	1	265	8	24	3
	2	400	8	24	3
	3	600	8	24	3
	4	>600	1	24	3
LOI	1	300	8	24	3
	2	450	8	24	3
	3	675	8	24	3
	4	>675	1	24	3

SOURCE: (Coffey Consultoria de Serviços Ltda., 2013)

11.4.6 Model Validation

For validation of the block model, Coffey Consultoria initially verified volume adherence between the block model and the lithologies solids model, and the results are presented in **Erro! Fonte de referência não encontrada.**

Table 11-13 – Comparison of solid volumes and block model

Lithology	Block model volume (Mm³)	Solid volume (Mm³)	Block/Solid (%)
CAL	260.46	261.85	99%
CDO	28.24	28.80	98%
CSI	2.22	2.46	90%
CSB	51.81	52.39	99%
DOL	27.24	28.00	97%
ARD	277.82	277.35	100%

SOURCE: (Coffey Consultoria de Serviços Ltda., 2013)

The lithology that presented the volume difference greater than 5% was the top silicious limestone, and this difference was justified by Coffey Consultoria because this is the outcrop lithology and the fact that the topography used for the solids model is older than the topography that limited the block model, so this difference is considered acceptable.

Subsequently, global validation was performed by the nearest neighbor validation *(NN-Check)* and local validation by Swath-Plot.

The Quantile-Quantile dispersion plot of the CaO content of calcitic limestone lithology was used to verify the occurrence of global bias and the smoothing of the estimate for each lithology and content evaluated considering steps 1 and 2, is presented in **Erro! Fonte de referência não encontrada.**.

The Swath-Plot graphs used to verify the occurrence of local bias of the CaO content for calcitic limestone lithology are presented in **Erro! Fonte de referência não encontrada.**.


Krigagem Ordinária
NN-Check
Nº de amostras: 21919
Mínimo: 51.12
Máximo: 55.40
Média: 53.42
Variância: 0.45
Desvio Padrão: 0.67
Quantiles
2.5%: 52.01
1º Quartil: 52.99
Mediana: 53.41
3º Quartil: 53.87
97.5%: 54.73
Nº de amostras: 21919
Mínimo: 50.56
Máximo: 56.08
Média: 53.39
Variância: 0.97
Desvio Padrão: 0.99
Quantiles
2.5%: 51.42
1º Quartil: 52.73
Mediana: 53.42
3º Quartil: 54.03
97.5%: 55.20
Correlação
Q-Q Plot

Figure 11-10 – Closest neighbor validation (NN-Check) of the content of CaO of lithotype Calcitic limestone– CAL considering steps 1 and 2. (Coffey Consultoria de Serviços Ltda., 2013)


CAL
Teor CaO (%)
Ko Cao
Nn Cao
x
CAL
Teor CaO (%)
Ko Cao
Nn Cao
y
54
53.8
53.6
53.4
53.2
53
52.8
52.6
52.4
52.2
650 660 670 680 690 700 710 720 730 740 750 760
z
CAL
Teor CaO (%)
Ko Cao
Nn Cao

Figure 11-11 – Swath-Plot of the CaO content analysis of the Calcitic limestone– CAL lithotype considering steps 1 and 2. (Coffey Consultoria de Serviços Ltda., 2013)

Finally, the reconciliation of the quantities extracted in the period 2014 to 2020 was performed and levels were obtained with the values estimated in the block model.

Regarding the total extracted in the period, CSN Cimentos informed the extraction of 30.15 Mt against the estimated volume of the model of blocks of 29.19 Mt, that is, a difference of about 3% and concerning the levels performed against the estimated the difference was about 4% to 1%, proving the adherence of the model.

Table 11-14 – Values realized by CSN Cimentos and estimated by the Block Model

DESCRPTION	QUANTITY (Mt)	CaO (%)	MgO (%)	SiO_2(%)	Al_2O_3(%)	Fe_2O_3(%)
Realized	30,15	46.51	4.66	3.30	0.52	0.28
Estimated	29,19	47.87	4.83	3.22	0.50	0.27
	3%	-3%	-4%	3%	3%	1%

SOURCE: CSN CIMENTOS AND GO.TO6.

11.4.7 Classification of resources

The resources were classified as measured, indicated, and inferred from the kriging steps, and the blocks estimated in the first step were classified as measured, in the second step as indicated, and in the third step as inferred.

Figure **Erro! Fonte de referência não encontrada.** and **Erro! Fonte de referência não encontrada.** resources.



Figure 11-12 – Isometric view of colored block model according to resource classification (resources measured in red, resources indicated in green, and resources inferred in blue).



Figure 11-13 – Orthogonal view of colored block model according to resource classification (resources measured in red, resources indicated in green, and resources inferred in blue).

11.4.8 Cut-off content

The mineral resources of Mina da Bocaina is the sum of the lithologies used to produce flux (cut-off content is more restrictive if compares to limestone specification for cement), with 40% of limestone to produce calcitic flux, 70% of dolomite, and 60% of dolomite limestone to produce dolomitic flux. And the remaining volume is used for clinker production.

The calcitic limestone content and its proportion are adopted by the raw meal of the cement plant, and the dolomitic flux for the steelmaking plant MgO content of 14,5% was calculated with the sum of the proportions of dolomitic and dolomite limestone.

At first, all dolomite is to the production of flux, however as the dolomite layer is at the top of the stratigraphy, it presents great contamination with clay, a deleterious material for use as a steel plant. Historically about 30% of the dolomite cannot be recovered in the exploitation as steelmaking dolomite. In some proportion and controlling the cut-off of MgO, the contaminated dolomite with clay can be used for cement production.

With LSF - Lime Saturation Factor equal to or greater than 200, the current target of raw materials for clinker production and CaO cut-off content of 34.1% some proportion of the slate was considered resources.

The specification of the products that guided the classification and cut-off content of the resources is presented in Table 11-15.

The equation for lime saturation factor determination is presented below:

$$FSC = \frac{100 \times CaO}{2{,}8 \times SiO_2 + 1{,}2 \times Al_2O_3 + 0{,}65 \times Fe_2O_3}$$

Table 11-15 – Product specification

Product	Granulometry	CaO (%)	MgO (%)	SiO_2 (%)
Calcination Limestone	32 mm (maximum 5%) - 76 mm	51 – 53	1.2 – 3.3	1.65
Blast Furnace Limestone	12.7 mm (maximum 20%) - 40 mm (maximum 5%)	51 – 53	1.2 – 3.3	1.65
Sintering Limestone	0.10 mm (maximum 30%) – 3.36 mm (maximum 5%)	51 – 53	1.2 – 3.3	1.65
Calcination Dolomite	32 mm (maximum 5%) - 76 mm	35.50 – 38	14.5 – 16.5	2.3
Blast Furnace Dolomite	12.7 mm (maximum 20%) - 40 mm (maximum 5%)	35.50 – 38	14.5 – 16.5	2.3
Sintering Dolomite	0.10 mm (maximum 30%) – 3.36 mm (maximum 5%)	35.50 – 38	14.5 – 16.5	2.3

SOURCE: CSN CIMENTOS.

11.4.9 Mineral Resources Statement

The mineral resources categories definition in this technical report are defined by the SEC in S-K 1300. Mineral resources are classified into the measured, indicated, and inferred categories.

The estimated mineral resources do not include mineral reserves and only the mining rights that CSN Cimentos owns are considered.

Table Table 11-16 Mina da Bocaina by lithology and tableTable 11-17 Mina da Bocaina by-product to be produced.

Table 11-16 – Mineral resources of Mina da Bocaina by lithology on December 31, 2020

Description	Quantity (Mt)	CaO (%)	MgO (%)	SiO_2(%)	Al_2O_3(%)	Fe_2O_3(%)	LOI (%)
MEASURED RESOURCE							
Calcitic limestone	75.88	53.63	0.95	1.42	0.29	0.14	42.56
Dolomitic limestone	1.05	51.92	3.55	0.30	0.18	0.11	43.60
Top siliceous limestone	0.85	42.02	10.36	4.68	0.14	0.22	41.69
Base siliceous limestone	4.63	47.89	2.18	8.14	1.09	0.60	39.04
Dolomite	14.78	35.00	16.80	1.37	0.12	0.16	45.07
Slate	9.56	35.46	2.98	25.65	3.14	2.21	30.65
TOTAL	106.76	49.07	3.48	3.89	0.56	0.35	41.69
INDICATED RESOURCE							
Calcitic limestone	51.89	53.39	0.99	1.65	0.29	0.16	42.54
Dolomitic limestone	1.28	50.88	3.86	0.37	0.19	0.10	43.53
Top siliceous limestone	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Base siliceous limestone	4.33	47.90	1.99	8.28	1.13	0.63	38.68
Dolomite	4.91	36.76	16.27	1.22	0.14	0.16	45.04
Slate	7.56	35.89	3.43	24.84	2.99	2.22	30.42
TOTAL	69.98	49.95	2.44	4.51	0.62	0.41	41.18
INFERRED RESOURCE							
Calcitic limestone	37.42	53.27	1.05	1.77	0.27	0.17	42.59
Dolomitic limestone	2.62	50.39	3.87	0.41	0.22	0.10	43.53
Top siliceous limestone	0.30	41.17	10.56	5.05	0.41	0.29	41.18
Base siliceous limestone	13.86	47.69	2.12	8.60	1.21	0.68	38.54
Dolomite	1.37	35.79	16.47	1.06	0.13	0.16	45.20
Slate	20.50	35.94	3.87	25.30	2.51	2.08	30.33
TOTAL	76.07	47.12	5.74	5.01	1.82	1.32	34.52

Table 11-17 – Summary of mineral resources of Mina da Bocaina on December 31, 2020

	Quantity (Mt)	CaO (%)	MgO (%)	SiO_2(%)	Al_2O_3(%)	Fe_2O_3(%)	LOI (%)	FSC
MEASURED								
Dolomitic Flux	10.98	35.98	16.03	1.31	0.13	0.15	44.99	

Calcitic Flux	30.35	53.63	0.95	1.42	0.29	0.14	42.56	
Limestone for clinker	65.43	49.15	2.54	5.47	0.75	0.47	40.74	297
INDICATED								
Dolomitic Flux	4.21	39.33	14.01	1.07	0.15	0.15	44.76	
Calcitic Flux	20.76	53.39	0.99	1.65	0.29	0.16	42.54	
Limestone for clinker	45.01	49.35	2.03	6.15	0.82	0.55	40.22	266
MEASURED + INDICATED								
Dolomitic Flux	15.19	36.90	15.47	1.24	0.13	0.15	44.93	
Calcitic Flux	51.11	53.54	0.96	1.51	0.29	0.15	42.55	
Limestone for clinker	110.44	49.23	2.33	5.75	0.78	0.50	40.53	284
INFERRED								
Dolomitic Flux	2.53	44.86	8.64	0.66	0.19	0.12	44.17	
Calcitic Flux	14.97	53.27	1.05	1.77	0.27	0.17	42.59	
Limestone for clinker	58.57	45.65	2.50	11.61	1.28	0.96	37.37	132

1. Mineral reserves are estimated with the CaO cut-off content of 34.1%, for the total (measured, indicated, and inferred) to achieve the product targets.
2. The sum may not be beaten due to rounding.
3. Mineral resources do not include mineral reserves and do not have a demonstration of economic viability.
4. Only Mineral Reserves have a demonstration of economic viability.

11.4.10 Risks and uncertainties of the estimation of mineral resources

CSN Cimentos has not yet implemented a QA/QC program. The estimation is based on the current data, and about 60% of the survey information is before 2007. There are no core drilling samples available from geological research carried out in the past.

Nevertheless, the Qualified Professionals who prepared this technical report understand that the mineral deposit does not have great complexity and much of the use of limestone requires a chemical control compatible with data in the database. We recommend the continuity and completion of the survey campaign, as well as updating the ongoing geological model to increase the reliability of the estimated resources.

12 ESTIMATED RESERVES

12.1 Summary

The estimation of reserves of Mina da Bocaina of CSN Cimentos is presented in **Erro! Fonte de referência não encontrada.**.

Table 11-18 – Summary of mineral reserves as of December 31, 2020 – Mina da Bocaina CSN Cimentos

	Quantity (Mt)	CaO (%)	MgO (%)	SiO_2(%)	Al_2O_3(%)	Fe_2O_3(%)	LOI (%)	FSC
PROVEN								
Dolomitic Flux	19.72	35.53	16.65	1.11	0.14	0.16	45.08	
Calcitic Flux	58.94	53.37	0.90	1.70	0.32	0.17	42.64	
Limestone for clinker	146.31	47.84	2.51	7.16	1.07	0.60	39.81	220
PROBABLE								
Dolomitic Flux	11.85	41.56	11.14	0.58	0.18	0.12	44.76	
Calcitic Flux	6.42	53.07	0.92	1.44	0.27	0.13	42.96	
Limestone for clinker	50.57	44.79	4.15	9.52	1.01	0.74	38.66	158
TOTAL								
Dolomitic Flux	31.56	37.80	14.58	0.91	0.16	0.14	44.96	
Calcitic Flux	65.36	53.34	0.90	1.68	0.31	0.17	42.67	
Limestone for clinker	196.89	47.06	2.93	7.76	1.06	0.64	39.51	201
Waste (CaO <33.1%)	64.99							

1. Mineral reserves are estimated with the CaO cut-off content of 32.7%, for the total to reach the product targets.
2. The sum may not be beaten due to rounding.

As all lithologies are usable for cement manufacturing the mining project was designed to maximize the recovery of the lithologies. It is emphasized that the waste material composed by Marl with CaO content below 32.7% is at the bottom of the mine, so there is the option of not exploit, not affecting in a relevant way the economic viability of mineral reserves.

Thus, the Qualified Professionals who prepared this technical report understand that there are no risks related to mining, processing, environmental licensing that may materially affect the estimation of reserves.

12.2 Dilution and Recovery

At first, all dolomite is directed as steelmaking dolomite, however as the dolomite layer is at the top of the stratigraphy, it presents great contamination with clay, a deleterious material for use in the steelmaking plant. Historically about 30% of the total dolomite has contamination and is not possible to be recovered as steelmaking dolomite, being directed to clinker production.

12.3 Cut-off

To estimate the mineral reserves, it was considered the use of 40% of limestone to produce calcitic flux, the use of 70% of dolomite, and 30% of dolomite limestone to produce dolomite flux to achieve the specification of these products. The rest was considered limestone for clinker production.

The proportion of limestone among the products is that adopted by CSN Cimentos and that of dolomitic limestone among the products was calculated aiming at the average MgO content of the sum of dolomite and dolomite limestone for dolomite flux.

The CaO cut-off content of 32.7% is also considered the lime saturation factor target of at least 200 for the sum of the proven and probable reserves of limestone for clinker.

The specification of the products that guided the classification and cut-off content of the reserves is the same as that shown in Table 11-15.

R. Gen. Mario Tourinho, 1746 - sl. 1601 · Curitiba - PR | Tel. (41) 99677-7525 | contato@goto6solutions.com

13 MINING METHOD

13.1 Mining Planning

The mining project of the final mining pit for determination of proven reserves was prepared by CSN Cimentos considering the demands of the products, using the following steps:

1 - Calculation of the mathematical pit to use dolomites to meet the demand for steelmaking dolomite.

2 – Calculation of the volume of other materials to be drawn in the first step and calculation of a new mathematical pit, from this situation, to use calcitic limestone to meet the demand for steelmaking limestone.

3 - Calculation of the volume of other materials to be drawn in the first steps and calculation of a new mathematical pit, from this situation, to use the other materials to produce clinker.

This sequencing was performed because the raw materials used for steelmaking have greater levels of restriction.

In addition, the following restrictions were used:

1 - Restriction on the ownership limits (mining rights and lands) of CSN Cimentos.
2 - No interference on the RPPN.
3 - No interference in Permanent Preservation Areas - APP.
4 - No interference in Legal Reserve areas.
5 - No interference with the areas used by the support and processing infrastructure.
6 - Minimization of interference with natural caves.

In the final pit design, benches with slopes with an inclination of 85° and 15 m high, ramps with 22 m wide, and a slope of 10% were used.

13.2 Mining operations

The blasting is carried out using explosives ANFO and emulsion as initiator. Silent line and hole delays are used as accessories. The average load ratio is 150 g/t.

Drilling is carried out with 3" or 4" and loading is carried out by wheel loaders with a truck's capacity of 34 tons or off-road trucks with a capacity of 60 tons.

The whole fleet is owned by CSN. Analyzing mine production, mobile equipment, and crushing facilities, the size of the rock drilling machine is incompatible. As there are no impediments to increase the drilling diameter, except vibration control that can affect monitored natural cavities. We recommend the study to replace the current hydraulic driller, which is at the limit of drilling diameter and production capacity.

A driller D60 / D65 (from Epiroc) or similar will perform holes preferably larger than 5". Thus, it will be possible to make blasting with a more elongated grid and make compatible use of the pumped explosive. The technical and economic gains are clear and have been proven in other limestone quarries of similar size or even with lower production than the Mina Bocaina.

13.3 Ore quality control

The ore quality control is carried out at the quarry by analyzing the material from the drilling of the rock, taking a fraction of the cone formed on the front of the drilling rig. The floor, around the hole, is covered with a canvas to avoid contamination from the material of the bench or previous blasting.

As the current equipment split the material from drilling, with the thicker material (on the front) and the finer (on the backward in the bag filter). So, there is mechanical segregation that can introduce errors in terms of the representativeness of the collected material. We recommend measuring the degree and content of segregation of the drilling material collected from the front and rear of the equipment.

After the crushing system – line 2, the quality control of the material is performed by a *real-time Cross-Belt Analyzer*. If the material is out of specification (continually), the supervisor can change the material is loaded or even stop the loading material. In the line of limestone flux, only sampling for UPV is carried out.

13.4 Waste dump

All extracted materials from the quarry are used to produce steelmaking rocks, to produce limestone for clinker or agricultural lime, so currently the waste dump area is no longer used.

The existing waste deposit was formed before the implementation of the cement plant, and currently, part of the material is taken over by Minasol Calcinação Ltda. as part of the payment by Boca da Mata Farm of 8 ha.

Tests are being carried out for the resumption of the material by CSN Cimentos for use in the production of clinker, considering that before the operation of the cement plant the materials that did not present the contents for use in the production of flux, and thus were destined to the waste deposit.

The deposit has slopes of 10 m high, face inclination of 60°, and berms of 10 m wide and has about 18 million tons deposited. The maximum capacity is 20 million tons, therefore 2 million tons of remaining capacity.

13.5 Geotechnics

CSN Cimentos does not have geotechnical studies to determine the parameters of the final pit. However, it is not a relevant point that the layers are horizontal, and all layers have already been explored, so there is good knowledge about local geology.

Nevertheless, it is recommended to conduct a slope stability study to confirm the stability of the parameters used in the final pit of mining, which is quite inclined (average slops with 85°).

13.6 Drainage

The drainage of the pit water is carried out by two pumps with a capacity of 320 m³/h *installed in the sump*. The pit floor is at 692 m, and only two more benches are planned to reach level 647 m. In addition to the two pumps, a third pump of the same production capacity will be maintained as a *stand-by*.

According to a hydrogeology report prepared by the company MDGEO, the capacity of the two pumps in operation on the pit floor is currently 26 m^3/h, and in the future, the maximum expected flow rate is 133.88 m^3/h.

Thus, the drainage of the pit waters does not present great risk in the future considering that there is no great need to deepen the pit or deepening in unknown lithology, not being necessary the installation of groundwater wells, but only the accumulation of the waters in the sump should be pumped.

Part of the sump water is captured for use in the wetting of access roads and product storage and another part is destined for Green Lake and incorporated into the industrial water collection process.

As for the wetting of quarry roads, storage of products, and surroundings of the quarry and plant we saw in the visit an environment with a lot of dust. There is the perfect understanding that with several quarries in the neighborhood much more dust is present, as well as the lack of paved accesses and concreted floors in the plant, however, we recommend that the Mina da Bocaina carry out specific studies to minimize the dust.

.

13.7 Life of Mine Plan (LOM)

The mining plan for proven reserves foresees the extraction of 7,500,000 tons of ores per year by 2071, considering the production of 2,418,742 tons of ore to produce calcitic flux, resulting in a lifespan of 27 years, 1,247,638 tons of ores to produce dolomitic flux, resulting in a lifespan of 25 years, and 3,833,621 t of ores for clinker production, resulting in a lifespan life of 51 years.

Mining sequencing is divided into 4 steps, with the volumes presented in **Erro! Autoreferência de indicador não válida.**.

Table 13-1 – Mining sequencing

	Quantity (Mt)	CaO	MgO	SiO_2	Al_2O_3	Fe_2O_3	LOI	FSC
STEP 1								
Dolomitic Flux	6.31	37.05	15.56	1.07	0.15	0.17	44.96	
Calcitic Flux	24.45	53.43	0.91	1.70	0.33	0.17	42.63	
Limestone for clinker	62.44	48.09	2.25	7.34	1.13	0.62	39.77	216
STEP 2								
Dolomitic Flux	9.14	35.13	16.56	1.10	0.15	0.15	45.12	
Calcitic Flux	8.72	53.12	1.06	1.64	0.29	0.17	42.65	
Limestone for clinker	26.75	46.79	4.31	5.59	0.71	0.45	40.76	278
STEP 3								
Dolomitic Flux	5.60	38.16	14.25	1.02	0.15	0.15	44.93	
Calcitic Flux	10.68	53.66	0.87	1.26	0.25	0.14	42.74	
Limestone for clinker	22.89	51.13	2.65	2.00	0.34	0.20	42.58	832
STEP 4								
Dolomitic Flux	10.51	40.37	12.45	0.59	0.17	0.12	44.84	
Calcitic Flux	21.51	53.17	0.85	1.87	0.35	0.17	42.70	
Limestone for clinker	84.81	45.29	3.07	10.32	1.30	0.82	38.10	146

The steps are shown in **Erro! Fonte de referência não encontrada.**, Figure Figure 13-2, Figure 13-3 and Figure 13-4.



Figure 13-1 – Step 1 of mining sequence.



Figure 13-2 – Step 2 of mining sequence.





Figure 13-3 – Step 3 of mining sequence.





Figure 13-4 – Step 4 of mining sequence.

13.8 Mining equipment

CSN Cimentos has the fleet listed in **Erro! Autoreferência de indicador não válida.**the execution of mining activities in the production scale of 5,500,000 tons per year.

To increase the production scale to 7,500,000 tons per year, the fleet will be increased. Currently, part of the transport of ore is carried out by "road" trucks and should all be replaced by off-road trucks.

Table 13-2 – Mining Equipment of CSN Cimentos

DESCRIPTION	CURRENT QUANTITY	EXPANSION QUANTITY
Drill Atlas Copco ROC D7	2	3
Loader Caterpillar 990	3	3
Loader Caterpillar 980H	3	0
Loader Caterpillar 950G	1	0
Hydraulic bulldozer Komatsu PC350	2	1
Backhoe Caterpillar 416D	1	1
Truck Caterpillar 775	2	7
Truck Iveco Tracke 420	3	0
Water truck VW 31-330	1	1
Convoy truck MB Axor 3131	1	1
Motor grader Caterpillar 140H	1	1
Light vehicles	4	4

Table **Erro! Autoreferência de indicador não válida.** the hourmeter of the equipment on August 24, 2021.

Table 13-3 – Equipment Hourmeter

DESCRIPTION	TAG	HOURMETER
Loader Caterpillar 990	PM-81	90,681
Loader Caterpillar 990	PM-82	87,554
Loader Caterpillar 990	PM-84	80,515
Loader Caterpillar 950G	PM-85	23,557
Loader Caterpillar 980H	PM-86	36,460
Loader Caterpillar 980H	PM-87	37,424.8
Loader Caterpillar 980H	PM-88	40,391
Truck Caterpillar 775B	TB-61	99,069
Truck Caterpillar 775B	TB-62	100,366
Drill Atlas Copco ROCD7	LOI-09	19,114
Drill Atlas Copco FLEXIROC	LOI-11	14,104
Bulldozer Liebherr R944B	EX-01	21,797
Bulldozer Komatsu PC350LC8	EX-02	40,846
Backhoe Caterpillar 416D	RE-02	18,874
Motor grader Caterpillar 140H	MN-02	21,761

SOURCE: CSN CIMENTOS.

14 PROCESSING METHOD

The ore´s processing is composed of comminution processes and granulometric classification.

CSN Cimentos has two crushing lines, one to produce flux, and the second, inaugurated in 2011, for clinker production, these two lines meet the desired production scale of 7.5 million tons of ROM, that is, about 3.2 million tons of fluxes and 4.1 million tons of products for clinker manufacturing and about 200 tons 1,000 tons of agricultural lime.

Product specifications are presented

Table 14-1 – Specifications of steel flux products

Product	Granulometry	CaO (%)	MgO (%)	SiO_2 (%)
Calcination limestone	32 mm (maximum 5%) - 76 mm	51 – 53	1.2 – 3.3	1.65
Blast Furnace Limestone	12.7 mm (maximum 20%) - 40 mm (maximum 5%)	51 – 53	1.2 – 3.3	1.65
Sintering Limestone	0.10 mm (maximum 30%) – 3.36 mm (maximum 5%)	51 – 53	1.2 – 3.3	1.65
Calcination Dolomite	32 mm (maximum 5%) - 76 mm	35.50 – 38	14.5 – 16.5	2.3
Blast Furnace Dolomite	12.7 mm (maximum 20%) - 40 mm (maximum 5%)	35.50 – 38	14.5 – 16.5	2.3
Sintering Dolomite	0.10 mm (maximum 30%) – 3.36 mm (maximum 5%)	35.50 – 38	14.5 – 16.5	2.3

SOURCE: CSN CIMENTOS.

For clinker manufacturing, there is the goal of lime saturation factor between 205 and 235, the MgO content between 2.2 and 2.8, and the granulometry less than 100 mm.

Figure **Erro! Fonte de referência não encontrada.** shows the layout of the processing facilities.


438.000 mE
440.000 mE
7.754.000 mN
7.752.000 mN
7.750.000 mN
WATER TANK
BAY
QUARRY
WASTE DUMP
WASTE DUMP
LEGEND
FACILITIES
SETTLING POND
TAILINGS DAM
QUARRY
WASTE DUMP
INDUSTRIAL FACILITIES
STOCKPILE
CSN CIMENTOS S.A. REAL ESTATE
MINING CONCESSIONS
003.425/1960
004.213/1949
804.278/1974
830.117/2000
Scale 1:30.000
Horizontal Datum SIRGAS 2000
Satellite image of 03/09/2020
250 0 250 500 750 1000 m

Figure 14-1 – Layout of processing facilities.

14.1 Fluxes Flowchart

The process of producing fluxes is wet and has a capacity of 600 t/h.



Figure 14-2 – Flux production process flowchart.



Figure 14-3 – Flowchart of the resumption and shipment of fluxes.

14.1.1 Primary crushing

The *Run of Mine* is directly unloaded by the truck in the concrete silo, from where the material is taken over by a 60-inch crawler feeder with variable speed, from where it is driven to a jaw crusher, opening 48" X 60", FAÇO / ALLIS – CHALMERS, where it is reduced to below 7". The operating capacity of the primary crusher is 625 t/h.

The product of primary crushing is driven by a 48" belt conveyor to the piles - one for limestone and one for dolomitic limestone. Each stack has a storage capacity of 5,900 t, i.e., 9 h of crushing operation. The material is taken from these piles by electromagnetic vibratory feeders, going to secondary crushing through with 42" belt conveyors (TC-503 and TC-511), with a capacity of 600 t/h.

14.1.2 Secondary/tertiary crushing

The material from the electromagnetic feeders is classified by a two-deck vibratory grid before proceeding to the secondary crushing that is performed by an HP-400 METSO crusher.

In the secondary crusher, the material is fragmented and discharged in a 42" belt conveyor along with the passer of the screening, and it is driven to the classification circuit by the belt TC-504.

The fraction retained in primary sieving (PE-427 > 76 mm) returns by TC-505 to the secondary crushing, closing the circuit.

The material retained in secondary sieving (PE-428 and PE-429 > 40 mm) returns by TC-507 for tertiary crushing, 02 hammer crushers, also working in closed circuit. Hammer crushers also discharge into the TC-504 belt that performs the feeding of the classification circuit.

14.1.3 Classification

The material directed by TC-504 (primary and secondary crushing products) feeds the 8"x 20" PE-427 primary sieve of two decks. The fraction retained in the upper deck (> 76 mm) returns to the secondary crusher, closing the circuit (TC-505) and the material retained in the second deck (< 76 mm > 40 mm) constitutes a calcination-like product, being carried by a 24" belt conveyor to the appropriate storage stack, depending on the material, Calcitic or Dolomitic.

The passing material on the second deck is sent to two 8"x 20" horizontal secondary sieves, wet classification, with 12.7 mm and 4 mm decks. The material retained on both decks (> 4 mm) is carried by a 42" belt conveyor to two (tertiary) impact crushers. The 12.7 mm screen is just relief. Through the primary sieve occurs

the closing of the circuit. If the production of the product type Blast Furnace (< 40 mm > 12.7 mm) is required for the market, this material is classified by the secondary sieves, thus working in an open circuit.

The passing material (<4 mm) goes to the spiral hydro classifiers, which cut the pulp into 65 mesh, *casting the underflow* (<4 mm > 65 mesh) into the sintering product storage stack (CS and DS), through a 24" belt conveyor (TC-510).

In the yard formed by the product piles the materials are loaded into the hoppers 406, 407, and 408, in the shipping circuit.

14.1.4 Thickening and decanting of ultra-thin

The *overflow* of the spirals (< 65 mesh) is pumped to the thickener which has its *underflow* directed to decanting bays. The *thickening overflow* proceeds to the water tank with a capacity of about 3,400 m^3, used as process return water.

In the decanting bays, the water is used through unevenness (flow by gravity), being launched into the rainwater containment dam called Green Lake. This dam is the main source of process water collection.

The materials deposited in the decanting bays, UFC, and UFD, after dewatering, are taken over by loaders. The calcitic ultra-thins are used in the process of clinker production (cement), while the dolomitic ultra-thins are commercialized in the region itself as agricultural lime.

14.1.5 Dispatch

In the storage yard of the products, the materials are fed by loaders to hoppers on the belt conveyors TC-513 and TC-514.

The unloading of the TC-514 is fed the wagons to the Presidente Vargas Plant (UPV).

14.1.6 List of equipment

In

Table 14-2 flux processing equipment are listed.

Table 14-2 – List of Flux Processing Equipments

ID	Equipment	Description	Quantity
Primary crushing			
BR-424	Primary crusher	FAÇO/ALLIS – CHALMERS 48" X 60"	1
TC-501	Belt conveyor	48" | 50 m	1
TC-503	Belt conveyor	42" | 100 m	1
TC-511	Belt conveyor	42" | 175 m	1
Secondary / Tertiary Crushing			
GR-426	Vibrating Grill	Two decks – separate in 80 mm	1
BR-421	Secondary crusher	cone crusher HP-400 METSO	1
TC-504	Belt conveyor	42" | 100 m	1
BR-422/423	Secondary crusher	hammer crusher	2
TC-505	Belt conveyor	42" | 100 m – Return to Primary Screening for Secondary Crushing	1
TC-507	Belt conveyor	42" | 100 m – Return to Primary Screening for tertiary Crushing	1
Classification			
PE-427	Primary sieve	primary sieve de 8"x 20"	1
TC-506	Belt conveyor	24" | 150 m – Product transport calcination	1
TC-508/509	Belt conveyor	24" | 150 m – Product transport blast furnace	1
TC-510	Belt conveyor	24" | 230 m – Product transport sintering	1
HC-436/437	Spiral classifier		
Thickening			
ESP-01	Thickener	Diameter 40 m	1
CX-01	Water tank	Volume 3,400 m³	1
UFD/UFC	Drying Bays	3 Drying Bays of Dolomites 4 Drying Bays of calcitic 1 protection bay	8
Shipping			
AL-408/407/409	Belt Feeders		3
TC-513	Belt conveyor	42" | 140 m	1
TC-514	Belt conveyor	42" | 430 m	1

Source: CSN Cimentos

14.2 Limestone to clinker flowchart

The crushing of the limestone is carried out in Impact Crusher with a capacity of 1,800 t/h, transporting the material through a set of belts to a circular pre-homogenization pile about 1 km from the crushing. Considering the restrictions of all

equipment involved, it is considered that the productive capacity of this route is 1,600 t/h which represents an annual capacity of 10.5 million tons for this circuit. The expected use, therefore, will be around 40%, capable of meet the demand quite freely.

From this pile, the material is taken up and mixed with clay to obtain the "raw meal" which is inserted in a rotary kiln, at 1,450 °C for clinker production.


MINA
BRIT.
PRIMÁRIO II
Pilha Circular de Pré-
Homogeneização – 75.000 t

Figure 14-4 – Flowchart of the Limestone for clinker beneficiation process.

14.3 Electrical energy

The unit energy consumption of electrical energy of the processing circuits is about 3.6 kWh/t.

We consider the consumption of electricity very high for the processing of limestone, and thus, we recommend a study of evaluation of the existing loads in the circuit and survey of opportunities for optimization of consumption.

14.4 Supplies

The consumable materials of the processing circuits are the jaws of the crusher, crusher coating, belt conveyor and rollers, and sieve screens.

Table 14-3 – List of consumables from processing lines

Description	Consumption for production of 5.5 million t/year (unit/year)	Consumption for production of 7.5 million t/year (unit/year)
Primary crusher jaw	1.08	1.31
Rotary crusher coating	0.23	0.35
Cone crusher coating	0.36	0.43
Hammer Crusher Coating	0.70	0.85
Belt conveyor	2,000	3,000
Rollers	647	882
Sieve screen	220	220

Source: CSN Cimentos.

14.5 Reagents

The only reagent consumed is the flocculant in the sledge thickener of the flux process. To produce 5.5 million tons per year, the consumption of 16,127.6 kg/year is estimated, and for 7.5 million tons of 19,579.56 kg/year.

14.6 Chemical Analysis

CSN Cimentos has a laboratory for sample preparation and chemical analysis to control products content.

14.7 Mobile equipment

For the resumption of the fluxes and shipment in the wagons to the Presidente Vargas Plant, 3-wheel loaders CAT 966H are used and with the expansion of the production, it will be necessary 4 wheel loaders.

15 INFRASTRUCTURE

All CSN Cimentos infrastructure is already in place, presented in Figure **Erro! Fonte de referência não encontrada.** and as described below.

15.1 Electricity supply

The supply of electricity to the processing plant is carried out by the public service concessionaire CEMIG.

The unit receives high voltage power and has an electric power substation for voltage lowering and internal distribution.

The estimated consumption with the expansion of the production scale to 7.5 million tons per year is 27,000 MWh/year.

15.2 Water supply

CSN Cimentos has three water collection points, which have the proper authorization of the state agency responsible for the management of water resources, IGAM.

Drinking water is obtained from two cisterns and is pumped to the Water Treatment Plant – ETA, where it receives chlorination and is distributed as drinking water to the whole plant.

The first cistern, with 17 m depth, has a permit of 5.0 m^3/h of flow rate for 11 hours per day, and the second cistern, with 16.5 m depth, has a permit of 5.0 m^3/h of flow rate for 11 hours per day, thus this system provides 110,000 liters per day, which is equivalent to a consumption of about 1,000 people, sufficient for the demand of the plant.


438.000 mE
439.000 mE
7.754.000 mN
7.753.000 mN
7.752.000 mN
LEGEND
FACILITIES
SETTLING POND
TAILINGS DAM
QUARRY
WASTE DUMP
OFFICES
MINING FACILITIES
STOCKPILE
CSN MINERAÇÃO S.A. REAL ESTATE
MINING CONCESSIONS
003.425/1960
004.213/1949
804.278/1974
830.117/2000
Scale 1:15.000
Horizontal Datum SIRGAS 2000
Satellite image of 03/09/2020
150 0 150 300 450 600 m

Figure 15-1 – Arcos Unit Layout.

Industrial water is captured in the B2 Green Lake Dam, which is duly regulated by the state water resources management agency. The water from Green Lake is pumped to the process water tank, where it is used in the limestone processing system, returning along with the fines from the crushing to a thickening tank, which decants the sediments and returns the water to the process water tank where it is reused in the system.

The flow permit granted in Dam B2 is 25.0 l/s or 90 m³/h with a capture time of 22 h per day, allowing maximum capture of 724,680 m³/year.

For wetting the quarry roads and storage patios, rainwater is captured from the pit sump.

15.3 Communication

The communication infrastructure consists of two 100Mbps MPLS links, the ACS/IP/00145 link in fiber optics and the ACS/IP/00146 Link in Cambium radio, both provided by Claro telecom, operating in Active/Active mode. These links connect with the other CSN units and with the central site of the TIVIT company.

Internet access of the unit is carried out through the central website of the TIVIT company, where are installed two BLD links in balanced fiber optics of 800Mbps, also contracted with the Claro telecom.

The telephony base of the unit is all Cisco and works in VoIP through a solution with ten servers in cluster, cisco call manager version 12.5.1.

15.4 Railway

The dispatch of the fluxes to Presidente Vargas Plant is carried out by rail and there is an extension for loading the products in the wagons.

15.5 Buildings

CSN Cimentos has facilities composed of changing rooms, cafeteria, warehouse, mining equipment shop, car washer, concierge, central office, filling station, road scale, analysis laboratory, and ambulatory. These structures are intended

to support the extraction of limestone on-site in addition to meeting part of the demand of the Cement Factory.

The quarry has its ordinance with 24 hours and is operated by employees of the company's asset security and a third-party surveillance company. The structure is equipped with an electronic gate, being the departure and entry of employees and contractors controlled, and vehicles and people are inspected at the entrance and exit of the plant, to ensure the security of the company, employees, and contractors.

The support office is equipped with a reception room and several rooms for offices, in addition to a pantry, toilets, meeting room, and training room. In this structure works the administrative, financial department, in addition to the departments of Planning, Occupational Safety, and Health and Mining Environment.

The structure of the maintenance of machinery and equipment meets the mining process and the cement plant. The space consists of tooling, maintenance shed, crane, in addition to all the structures responsible for ensuring the treatment and disposal of hazardous waste contaminated with oils and greases produced during maintenance activities. This system consists of a water and oil separator tank (SAO), water collection channels, as well as temporary reservoirs for contaminated material.

The purpose of the vehicle and machine washer is to wash and lubricate the vehicles and machines involved in mining activities. Cleaning products and lubricants are stored here. The washer has a solid grated system, water/oil separator box, and decanting tank. Decanted solids are stored in temporary containers for the company responsible and licensed for this purpose.

CSN Cimentos' filling station has a 60,000-liter tank, buried jacketed, duly licensed, where diesel oil is stored to supply the machines and vehicles used in the mining process. The place is covered and has a containment bay and shin tiles that surround the entire structure, properly connected to the water/oil separator tank.

To supply diesel and lubricants to heavy vehicles in the quarry, the company has an oil truck, equipped with operational and environmental safety devices.

15.6 Dams

CSN Cimentos has two dams, one used for storage and collection of process water, called B2 *or Green Lake*, and another old dam that is no longer used for this purpose, being used only for sediment retention.

15.6.1 Dam B2 – Green Lake

The B2 dam was initially designed to contain the tailings from the production of fluxes unit but is currently used only for storage and water collection.

The massive was initially built-up to 665.5 m level with the use of clay-silt earth material with the presence of clayey core. The landfill was protected upstream and downstream by rock. Subsequently, the dam was raised in 2 m with the use of the same clay-silt material.

Currently, most of the massive are backed by the tailings of the B3 dam. The last 2 m exposed from the original downstream stake feature fine tailings released that has been incorporated into the B2 landfill.

The dam overflow is positioned on the right shoulder pad and releases the effluent into the b3 dam reservoir downstream.

The B2 dam has a maximum height of about 15 m and a crest length of approximately 170 m. The original massive has downstream slopes with a slope of 1V:2.5H and upstream with slope 1V:3.0H. The last downstream slope raising has a slope of 1.0V:3.0H and the amount of slope has a variable slope between 1V:1.5H and 1V:2H. The crowning of the B2 dam has a variable width between 3 and 20 m.

The main geometric characteristics of the dam are presented in **Erro! Fonte de referência não encontrada.**.

Table 15-1 – B2 Dam Characteristics – Green Lake

Description	Value
Crest quota	701.8 m
Operational NA	696.5 m
Maximum height of the main foundation	11 m
Length of crest	163 m
Crest width	5.5 a 60 m
Damping volume	158,200 m
Section Type	Mixed (earth and rockfill)
Instrumentation	1 piezometer, 3 NA measurers, and 1 limnimetric ruler
Elevation of the spillway threshold	699.55 m
Full of project	TR 10,000 years

SOURCE: CSN CIMENTOS.

This dam is classified by state legislation as Class II, undergoing annual audits. Concerning Ordinance DNPM 70,389/2017, the dam is classified as low Potential Damage, low-risk category, and class. And requiring periodic dam safety review every 7 years.

According to Solosconsult's six-monthly safety audit report of March 26, 2021, the hydraulic safety and physical stability conditions of the massive are adequate.

15.7 Dam B3

Dam B3 was designed to contain the tailings from the plant of production of fluxes. Currently, the dam is decommissioned, no longer being used by the company, other than as a sediment control structure, with reduced accumulation of water and there are decharacterization projects under study.

The B3 Dam has crowning at elevation 666.5 m, being built in a single elevation. Geological-geotechnical investigations were carried out by Solosconsult in 2009, including 6 SPT percussion drill holes. All the drill holes intersected a landfill horizon and a residual soil horizon.

According to the design drawings, a clay core was proposed for this structure, which was not identified in the surveys.

The surface drainage system of the dam consists of formal drainage devices such as concrete-coated channels at the crown, as well as peripheral channels along the right and left shoulder pads.

The B3 Dam has a rectangular gallery-like overflow system, which is 1.5 m wide and 3.4 m high.

Dam B3 has a maximum height of approximately 10 m and a crest length of approximately 280 m. Crowning is at elevation 666.5 m and has a width of up to 8 m, approximately. Downstream slopes have a variable slope of approximately 1V:2.5H. The upstream slopes have an inferred slope between 1V:2H to 1V:3H. The structure has berms up to 6 m high, with a width of approximately 3 m, in these portions the banks present an expressive slope to the amount

The main geometric characteristics of the dam are presented in **Erro! Autoreferência de indicador não válida.**.

Table 15-2 – Characteristics of Dam B3

Description	Value
Crest quota	699.65 m
Operational NA	695.5 m
Maximum height of the main foundation	11 m
Damping volume	1,144,854 m
Section Type	homogeneous
Instrumentation	3 piezometers, 2 monitoring wells, and 1 limnimetric ruler
Slope structure	Gallery, rectangular section (1.5 m wide by 3.4 m high)
Full of project	TR 10,000 years

SOURCE: CSN CIMENTOS.

This dam is classified by state legislation as Class III, undergoing annual audits.

With Ordinance DNPM No. 70,389/2017, the dam is classified as high Potential Damage, low-risk category, and class B, requiring periodic review of Dam Safety every 3 years.

As it is classified as High Potential Damage this structure is required to have Emergency Action Plan and monitoring structure and rupture alert system.

According to Solosconsult's six-monthly safety audit report of March 26, 2021, the hydraulic safety and physical stability conditions of the massive are adequate.

16 MARKET STUDY

The Mina da Bocaina is in the city of Arcos, in the state of Minas Gerais, and has been supplying, since the early 1970s, calcitic flux (limestone) and dolomitic flux (dolomitic limestone) to the Presidente Vargas Plant of CSN in Volta Redonda. These products are used in the process of sintering and calcination to produce steel.

After the installation of the Arcos cement plant, the mine also supplied 100% of the limestone used in the production of the Company's clinker and cement.

CSN Cimentos' cement production takes place in the Arcos/MG and Volta Redonda/RJ Units. The process takes place through the grinding of the main raw materials that include clinker, limestone, gypsum, and slag. The total installed capacity for cement production is 4.7 million tons per year, of which 2.4 million tons are in Arcos and 2.3 million tons in Volta Redonda.

All clinkers used in the process are produced at the plant in Arcos, which has an installed capacity of 2.8 million tons per year. The clinker is Transported from Arcos to Volta Redonda by railway.

CSN Cimentos has achieved organic growth in a consolidated market, with a strategy based on competitive mineral reserves, integrated operation, efficient logistics, and sales.

The strategy was adopted to increase the market share in the Southeast from 0% in 2009 to 14% in 2020, managing to grow during a period in which the market had a reduction in its volumes sold. Between 2013 and 2020, the cement segment had a CAGR of volumes sold of 10% per year while the Brazilian market had a reduction in consumption of approximately (2.3%) p.y.

In addition, the cement sector is in a cycle of strong recovery since the economic recovery that began in 2018 and with the expectation of robust growth for the coming years. Estimates by Brain consultancy project growth in cement consumption in Brazil, in the period from 2020 to 2025, of approximately +6.4% p.y. considering the base scenario and 7.3% p.y. in the optimistic scenario. The Company believes that there is a very large growth potential for its business in the coming years, as the effect of increased market share would be increased by the expected total growth for the market in the coming years.



0
10
20
30
40
50
60
70
80
1970
1975
1980
1985
1990
1995
2000
2005
2010
2015
2020

Figure 16-1 – Cement consumption in the Brazilian market (tonnes). Source: SNIC.



71 71
73 73
66 66
58 58
54 54
53 53
55 55
60 60
65 65
69 70
73 75
78 80
82 85
86 91
90 97
94 101
98 106
102 110
106 114
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031

Figure 16-2 – P Cement market growth projection – Baseline and optimistic scenario. Source: SNIC and Brain Projection.

This positive scenario of strong resumption of consumption will reflect an even greater recovery in prices, already begun in 2020, for the coming years. In recent years the price of cement has been depreciated due to the economic slowdown and retraction of consumption and is still at outdated levels with historical prices of the sector.


40
35
30
25
20

Figure 16-3 – Prices of a 50 kg cement bag CPII32 (R$) – average in Brazil. Source: CBIC.

As reported by Global Cement Magazine in its Live of February 18, 2021, Brazil has approximately 102 million tons of installed capacity, and approximately 10-20% would have difficulty returning to operation. This value of competitive capacity is close to the level of annualized cement consumption observed in 3Q20 (~71 million), which leads to the belief that there is, already in the current scenario, demand for additional cement production capacity at competitive levels in Brazil.

In this way, the scenario for the cement market is optimistic.

With the fluxes, the company has a contract with CSN (steelmaking) a contract of 25 years to supply fluxes with a minimum scale of 1,500,000 tons per year and a maximum of 2,700,000 tons per year.

17 ENVIRONMENTAL STUDIES, ENVIRONMENTAL LICENSING AND PLANS, NEGOTIATIONS OR AGREEMENTS WITH LOCAL INDIVIDUALS OR GROUPS

17.1 Environmental licensing

CSN Cimentos has an environmental license for the extraction of 6 million tons in the Mina da Bocaina in the area occupied by the mine currently, of 87.5473 ha.

The last expansion, which consisted of expanding the production scale from 4.4 million tons to 6 million tons, was licensed after the preparation and presentation of the Environmental Impact Study, being issued the Certificate of Prior License, Installation, and Operation No. 001/2021.

CSN Cimentos requested the expansion of the production scale to 7.5 million tons and expansion of the mining area by 15.9468 ha and presented an Environmental Impact Study that is under analysis at the state environmental agency.

CSN Cimentos is making efforts to obtain the environmental expansion license as soon as possible and is expected to obtain it in 2022.

The most critical point of environmental licensing is the interference of the advance of mining with natural caves, and it is necessary to suppress four cavities.

Three of the cavities that will be suppressed for expansion of the mining area were classified as high relevance and the other as low relevance. According to the current federal legislation on protection of speleological heritage (Decree No. 6640/2008), for the suppression of the three cavities of high relevance, CSN Cimentos must adopt measures and actions to ensure, permanently, six underground natural cavities of high degree, present in limestone lithology and with attributes like those of the cavities to be suppressed.

For the suppression of the natural caves of low relevance, there is no need for any compensatory measures.

In addition, seven other cavities are at less than 50 m from the mining area, resulting in a restriction of the realization of rock blasting in these places.

As the expansion will be restricted to CSN Cimentos' ownership limits and will not involve a major change in the number of employees, no relevant social impacts are foreseen.

As compensation provided for by the state legislation for the expansion of the project, suppression of native vegetation, and suppression of cavities, the cost of compensation for expansion is estimated at R$ 5 million.

17.2 Mine Closure Plan

The Mina da Bocaina Closure Plan provides the project a lake in the pit, revegetation of the decanting basins, dams, and demobilization of infrastructure.

The total estimated cost for the closure of the mine is about R$ 70 million to be spent, mainly in the last two years of operation and after the exhaustion of reserves.

R. Gen. Mario Tourinho, 1746 - sl. 1601 Curitiba - PR | Tel. (41) 99677-7525 | contato@goto6solutions.com

18 CAPITAL AND OPERATING COSTS

The costs were calculated considering the exchange rate of R$ 5.1961 per US$.

18.1 Capital Costs

The quarry Mina da Bocaina has accesses built and is under operation. There is a waste dump area with approximately 18 Mt of deposited material, but which is currently reused for agricultural corrective production and will be used in the clinker production also.

As before the implementation of the cement plant, only the ores that met the specifications of the supply of fluxes were exploited, the rest was transported to the waste deposit. The waste dump deposit was built with materials that are currently classified as ores for clinker production.

Thus, its resumption will be considered as an operational mining cost.

The cost of capital will be considered the environmental compensation costs necessary for the expansion of the production scale to 7.5 Mtpa, costs of acquisition of the new fleet of equipment and replacement of existing equipment, and cost of closing the mine, listed in **Erro! Autoreferência de indicador não válida.**.

Table 18-1 – Cash cost

DESCRIPTION	TOTAL Value (US$)
Environmental compensation	962
Mobile Equipments	97,968
Mine closure	13,472
TOTAL	112,402

18.2 Operational Costs

Mining costs were calculated from the current cost average and include labor. To estimate future costs, the current unit cost of the activities was considered, except for transportation that was weighted with the increase of the average transport distance over time.

The unit costs of each step of the *Life of Mine Plan* are shown in **Erro! Autoreferência de indicador não válida.**.

Table 18-2 – Operating costs (US$/t produced)

STEP	Drilling	Blasting	Loading	Transport	Support	Crushing	Maintenance	Boarding	Laboratory	TOTAL
Current	0.24	0.12	0.30	0.34	0.02	0.63	0.09	0.13	0.02	1.88
Step 1	0.24	0.12	0.30	0.34	0.02	0.63	0.09	0.13	0.02	1.88
Step 2	0.24	0.12	0.30	0.37	0.02	0.63	0.09	0.13	0.02	1.91
Step 3	0.24	0.12	0.30	0.56	0.02	0.63	0.09	0.13	0.02	2.11
Step 4	0.24	0.12	0.30	0.99	0.02	0.63	0.09	0.13	0.02	2.53

19 ECONOMIC ANALYSIS

The economic analysis was performed based on mineral reserves, with the useful life of the limestone reserve to produce **51 years of clinker, 25 years of dolomite flux, and 27 years of calcitic flux**, economic information reported by CSN Cimentos, and capital and operating costs presented in section 18 of this technical report.

Although the tailings (ultrafine) lines of dolomitic and calcitic fluxes can be commercialized as agricultural lime, this economic analysis will be considered for use in clinker production.

All values were calculated considering the exchange rate of R$ 5.1961 per US$.

19.1 Revenues

Net tax revenue is estimated based on the following product prices:

- dolomitic fluxes: US$ 4.81/t
- calcitic fluxes: US$ 4.81/t
- limestone for clinker manufacturing: US$ 2.89/t

19.2 Capital costs

Sustaining capital costs of $0.29/t.

Mine closing costs of $13,472,000 in 2067.

19.3 Operational cost

The average operating costs of the LOM of:

Drilling: US$ 0.24/t

Blasting: US$ 0.12/t

Loading: US$ 0.30/t

Transport: US$ 0.55/t

Support: US$ 0.02/t

Crushing: US$ 0.63/t

Mine Maintenance: US$ 0.09/t

Embarks: US$ 0.13/t

Lab: US$ 0.02/t

Total Cost: US$ 2.10/t

19.4 Taxes on profit and royalties

Income Tax and Social Contribution in Brazil of 34%.

2% CFEM on net revenue.

19.5 Cash flow

In LOM's cash flow, financing, insurance, and corporate costs were not considered and no inflation was considered. Table **Erro! Fonte de referência não encontrada.** cash flow.

Considering the 8% discount rate the NPV is US$ 110.68 million, with 10% the N PV is US$ 92.82 million, and with 12% the NPV is US$ 79.48 million.

Table 19-1 – Cash flow

	Unity	LOM	2021	2022	2023	2024	2025	2026	2027	2028	2029
PRODUCTION	Mtpa	293.81	7.50	7.50	7.50	7.50	7.50	7.50	7.50	7.50	7.50
Dolomitic Flux	Mtpa	31.56	1.25	1.25	1.25	1.25	1.25	1.25	1.25	1.25	1.25
Calcitic Flux	Mtpa	65.36	2.42	2.42	2.42	2.42	2.42	2.42	2.42	2.42	2.42
Limestone for clinker	Mtpa	196.89	3.83	3.83	3.83	3.83	3.83	3.83	3.83	3.83	3.83
NET REVENUE	US$000,000	1,028.68	28.71	28.71	28.71	28.71	28.71	28.71	28.71	28.71	28.71
Dolomitic Flux	US$000,000	150.07	6.00	6.00	6.00	6.00	6.00	6.00	6.00	6.00	6.00
Calcitic Flux	US$000,000	314.21	11.64	11.64	11.64	11.64	11.64	11.64	11.64	11.64	11.64
Limestone for clinker	US$000,000	564.41	11.07	11.07	11.07	11.07	11.07	11.07	11.07	11.07	11.07
ROYALTIES	US$000,000	20.57	0.57	0.57	0.57	0.57	0.57	0.57	0.57	0.57	0.57
CFEM	US$000,000	20.57	0.57	0.57	0.57	0.57	0.57	0.57	0.57	0.57	0.57
COST	US$000,000	593.13	14.13	14.13	14.13	14.13	14.13	14.13	14.13	14.13	14.13
Drilling	US$000,000	70.51	1.81	1.81	1.81	1.81	1.81	1.81	1.81	1.81	1.81
Blasting	US$000,000	34.88	0.90	0.90	0.90	0.90	0.90	0.90	0.90	0.90	0.90
Loading	US$000,000	86.40	2.22	2.22	2.22	2.22	2.22	2.22	2.22	2.22	2.22
Transport	US$000,000	142.15	2.54	2.54	2.54	2.54	2.54	2.54	2.54	2.54	2.54
Support	US$000,000	6.20	0.16	0.16	0.16	0.16	0.16	0.16	0.16	0.16	0.16
Crushing	US$000,000	183.68	4.72	4.72	4.72	4.72	4.72	4.72	4.72	4.72	4.72
Maintenance	US$000,000	26.12	0.67	0.67	0.67	0.67	0.67	0.67	0.67	0.67	0.67
Boarding	US$000,000	38.09	0.98	0.98	0.98	0.98	0.98	0.98	0.98	0.98	0.98
Laboratory	US$000,000	5.10	0.13	0.13	0.13	0.13	0.13	0.13	0.13	0.13	0.13
EBTIDA	US$000,000	414.98	14.01	14.01	14.01	14.01	14.01	14.01	14.01	14.01	14.01
CASH COST	US$000,000	97.91	5.88	0.05	3.31	2.41	1.16	0.00	4.91	0.05	3.31
Environmental compensation	US$000,000	0.96	0.96	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Equipment	US$000,000	83.48	4.91	0.05	3.31	2.41	1.16	0.00	4.91	0.05	3.31
Mine closure	US$000,000	13.47	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
DEPRECIATION	US$000,000	106.24	2.08	2.08	2.08	2.08	2.08	2.08	2.08	2.08	2.08
PROFIT TAX	US$000,000	107.21	4.05	4.05	4.05	4.05	4.05	4.05	4.05	4.05	4.05
CASH FLOW	US$000,000	307.77	9.95	9.95	9.95	9.95	9.95	9.95	9.95	9.95	9.95
NPV (discount rate of 8%)	US$000,000	110.68	9.22	8.53	7.90	7.32	6.77	6.27	5.81	5.38	4.98
NPV (discount rate of 10%)	US$000,000	92.82	9.05	8.23	7.48	6.80	6.18	5.62	5.11	4.64	4.22
NPV (discount rate of 12%)	US$000,000	79.48	8.89	7.93	7.08	6.33	5.65	5.04	4.50	4.02	3.59

	Unity	2030	2031	2032	2033	2034	2035	2036	2037	2038
PRODUCTION	Mtpa	7.50	7.50	7.50	7.50	7.50	7.50	7.50	7.50	7.50
Dolomitic Flux	Mtpa	1.25	1.25	1.25	1.25	1.25	1.25	1.25	1.25	1.25
Calcitic Flux	Mtpa	2.42	2.42	2.42	2.42	2.42	2.42	2.42	2.42	2.42
Limestone for clinker	Mtpa	3.83	3.83	3.83	3.83	3.83	3.83	3.83	3.83	3.83
NET REVENUE	US$000,000	28.71	28.71	28.71	28.71	28.71	28.71	28.71	28.71	28.71
Dolomitic Flux	US$000,000	6.00	6.00	6.00	6.00	6.00	6.00	6.00	6.00	6.00
Calcitic Flux	US$000,000	11.64	11.64	11.64	11.64	11.64	11.64	11.64	11.64	11.64
Limestone for clinker	US$000,000	11.07	11.07	11.07	11.07	11.07	11.07	11.07	11.07	11.07
ROYALTIES	US$000,000	0.57	0.57	0.57	0.57	0.57	0.57	0.57	0.57	0.57
CFEM	US$000,000	0.57	0.57	0.57	0.57	0.57	0.57	0.57	0.57	0.57
COST	US$000,000	14.13	14.13	14.13	14.13	14.13	14.13	14.13	14.16	14.19
Drilling	US$000,000	1.81	1.81	1.81	1.81	1.81	1.81	1.81	1.81	1.81
Blasting	US$000,000	0.90	0.90	0.90	0.90	0.90	0.90	0.90	0.90	0.90
Loading	US$000,000	2.22	2.22	2.22	2.22	2.22	2.22	2.22	2.22	2.22
Transport	US$000,000	2.54	2.54	2.54	2.54	2.54	2.54	2.54	2.57	2.60
Support	US$000,000	0.16	0.16	0.16	0.16	0.16	0.16	0.16	0.16	0.16
Crushing	US$000,000	4.72	4.72	4.72	4.72	4.72	4.72	4.72	4.72	4.72
Maintenance Mina	US$000,000	0.67	0.67	0.67	0.67	0.67	0.67	0.67	0.67	0.67
Boarding	US$000,000	0.98	0.98	0.98	0.98	0.98	0.98	0.98	0.98	0.98
Laboratory	US$000,000	0.13	0.13	0.13	0.13	0.13	0.13	0.13	0.13	0.13
EBTIDA	US$000,000	14.01	14.01	14.01	14.01	14.01	14.01	14.01	13.98	13.95
CASH COST	US$000,000	2.41	1.16	0.00	4.91	0.05	3.31	2.41	1.16	0.00
Environmental compensation	US$000,000	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Equipment	US$000,000	2.41	1.16	0.00	4.91	0.05	3.31	2.41	1.16	0.00
Mine closure	US$000,000	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
DEPRECIATION	US$000,000	2.08	2.08	2.08	2.08	2.08	2.08	2.08	2.08	2.08
PROFIT TAX	US$000,000	4.05	4.05	4.05	4.05	4.05	4.05	4.05	4.04	4.03
CASH FLOW	US$000,000	9.95	9.95	9.95	9.95	9.95	9.95	9.95	9.93	9.91
NPV (discount rate of 8%)	US$000,000	4.61	4.27	3.95	3.66	3.39	3.14	2.91	2.68	2.48
NPV (discount rate of 10%)	US$000,000	3.84	3.49	3.17	2.88	2.62	2.38	2.17	1.97	1.78
NPV (discount rate of 12%)	US$000,000	3.20	2.86	2.55	2.28	2.04	1.82	1.62	1.45	1.29

	Unity	2039	2040	2041	2042	2043	2044	2045	2046
PRODUCTION	Mtpa	7.50	7.50	7.50	7.50	7.50	7.50	7.50	6.25
Dolomitic Flux	Mtpa	1.25	1.25	1.25	1.25	1.25	1.25	1.25	0.00
Calcitic Flux	Mtpa	2.42	2.42	2.42	2.42	2.42	2.42	2.42	2.42
Limestone for clinker	Mtpa	3.83	3.83	3.83	3.83	3.83	3.83	3.83	3.83
NET REVENUE	US$ 000,000	28.71	28.71	28.71	28.71	28.71	28.71	28.71	22.70
Dolomitic Flux	US$ 000,000	6.00	6.00	6.00	6.00	6.00	6.00	6.00	0.00
Calcitic Flux	US$ 000,000	11.64	11.64	11.64	11.64	11.64	11.64	11.64	11.64
Limestone for clinker	US$ 000,000	11.07	11.07	11.07	11.07	11.07	11.07	11.07	11.07
ROYALTIES	US$ 000,000	0.57	0.57	0.57	0.57	0.57	0.57	0.57	0.45
CFEM	US$ 000,000	0.57	0.57	0.57	0.57	0.57	0.57	0.57	0.45
COST	US$ 000,000	14.22	14.25	14.28	14.31	14.34	14.58	14.83	12.57
Drilling	US$ 000,000	1.81	1.81	1.81	1.81	1.81	1.81	1.81	1.51
Blasting	US$ 000,000	0.90	0.90	0.90	0.90	0.90	0.90	0.90	0.75
Loading	US$ 000,000	2.22	2.22	2.22	2.22	2.22	2.22	2.22	1.85
Transport	US$ 000,000	2.63	2.66	2.69	2.72	2.75	3.00	3.25	2.91
Support	US$ 000,000	0.16	0.16	0.16	0.16	0.16	0.16	0.16	0.13
Crushing	US$ 000,000	4.72	4.72	4.72	4.72	4.72	4.72	4.72	3.93
Maintenance Mina	US$ 000,000	0.67	0.67	0.67	0.67	0.67	0.67	0.67	0.56
Boarding	US$ 000,000	0.98	0.98	0.98	0.98	0.98	0.98	0.98	0.82
Laboratory	US$ 000,000	0.13	0.13	0.13	0.13	0.13	0.13	0.13	0.11
EBTIDA	US$ 000,000	13.92	13.89	13.86	13.83	13.80	13.55	13.30	9.68
CASH COST	US$ 000,000	4.91	0.05	3.31	2.41	1.16	0.00	4.00	0.05
Environmental compensation	US$ 000,000	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Equipment	US$ 000,000	4.91	0.05	3.31	2.41	1.16	0.00	4.00	0.05
Mine closure	US$ 000,000	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
DEPRECIATION	US$ 000,000	2.08	2.08	2.08	2.08	2.08	2.08	2.08	2.08
PROFIT TAX	US$ 000,000	4.02	4.01	4.00	3.99	3.98	3.90	3.81	2.58
CASH FLOW	US$ 000,000	9.89	9.87	9.85	9.83	9.81	9.65	9.49	7.10
NPV (discount rate of 8%)	US$ 000,000	2.29	2.12	1.96	1.81	1.67	1.52	1.39	0.96
NPV (discount rate of 10%)	US$ 000,000	1.62	1.47	1.33	1.21	1.10	0.98	0.88	0.60
NPV (discount rate of 12%)	US$ 000,000	1.15	1.02	0.91	0.81	0.72	0.64	0.56	0.37

	Unity	2048	2049	2050	2051	2052	2053	2054	2055	2056
PRODUCTION	Mtpa	3.83	3.83	3.83	3.83	3.83	3.83	3.83	3.83	3.83
Dolomitic Flux	Mtpa	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Calcitic Flux	Mtpa	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Limestone for clinker	Mtpa	3.83	3.83	3.83	3.83	3.83	3.83	3.83	3.83	3.83
NET REVENUE	US$000,000	11.07	11.07	11.07	11.07	11.07	11.07	11.07	11.07	11.07
Dolomitic Flux	US$000,000	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Calcitic Flux	US$000,000	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Limestone for clinker	US$000,000	11.07	11.07	11.07	11.07	11.07	11.07	11.07	11.07	11.07
ROYALTIES	US$000,000	0.22	0.22	0.22	0.22	0.22	0.22	0.22	0.22	0.22
CFEM	US$000,000	0.22	0.22	0.22	0.22	0.22	0.22	0.22	0.22	0.22
COST	US$000,000	7.96	8.09	8.16	8.23	8.31	8.38	8.46	8.53	8.60
Drilling	US$000,000	0.93	0.93	0.93	0.93	0.93	0.93	0.93	0.93	0.93
Blasting	US$000,000	0.46	0.46	0.46	0.46	0.46	0.46	0.46	0.46	0.46
Loading	US$000,000	1.13	1.13	1.13	1.13	1.13	1.13	1.13	1.13	1.13
Transport	US$000,000	2.04	2.17	2.24	2.31	2.39	2.46	2.54	2.61	2.68
Support	US$000,000	0.08	0.08	0.08	0.08	0.08	0.08	0.08	0.08	0.08
Crushing	US$000,000	2.41	2.41	2.41	2.41	2.41	2.41	2.41	2.41	2.41
Maintenance Mina	US$000,000	0.34	0.34	0.34	0.34	0.34	0.34	0.34	0.34	0.34
Boarding	US$000,000	0.50	0.50	0.50	0.50	0.50	0.50	0.50	0.50	0.50
Laboratory	US$000,000	0.07	0.07	0.07	0.07	0.07	0.07	0.07	0.07	0.07
EBTIDA	US$000,000	2.89	2.76	2.69	2.61	2.54	2.46	2.39	2.32	2.24
CASH COST	US$000,000	0.00	1.16	0.00	4.00	0.05	2.39	0.00	1.16	0.00
Environmental compensation	US$000,000	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Equipment	US$000,000	0.00	1.16	0.00	4.00	0.05	2.39	0.00	1.16	0.00
Mine closure	US$000,000	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
DEPRECIATION	US$000,000	2.08	2.08	2.08	2.08	2.08	2.08	2.08	2.08	2.08
PROFIT TAX	US$000,000	0.27	0.23	0.20	0.18	0.15	0.13	0.10	0.08	0.05
CASH FLOW	US$000,000	2.61	2.53	2.48	2.43	2.38	2.33	2.29	2.24	2.19
NPV (discount rate of 8%)	US$000,000	0.30	0.27	0.25	0.22	0.20	0.18	0.17	0.15	0.14
NPV (discount rate of 10%)	US$000,000	0.18	0.16	0.14	0.13	0.11	0.10	0.09	0.08	0.07
NPV (discount rate of 12%)	US$000,000	0.11	0.09	0.08	0.07	0.06	0.06	0.05	0.04	0.04

	Unity	2057	2058	2059	2060	2061	2062	2063	2064	2065
PRODUCTION	Mtpa	3.83	3.83	3.83	3.83	3.83	3.83	3.83	3.83	3.83
Dolomitic Flux	Mtpa	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Calcitic Flux	Mtpa	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Limestone for clinker	Mtpa	3.83	3.83	3.83	3.83	3.83	3.83	3.83	3.83	3.83
NET REVENUE	US$ 000,000	11.07	11.07	11.07	11.07	11.07	11.07	11.07	11.07	11.07
Dolomitic Flux	US$ 000,000	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Calcitic Flux	US$ 000,000	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Limestone for clinker	US$ 000,000	11.07	11.07	11.07	11.07	11.07	11.07	11.07	11.07	11.07
ROYALTIES	US$ 000,000	0.22	0.22	0.22	0.22	0.22	0.22	0.22	0.22	0.22
CFEM	US$ 000,000	0.22	0.22	0.22	0.22	0.22	0.22	0.22	0.22	0.22
COST	US$ 000,000	8.68	8.75	8.83	8.90	8.97	9.05	9.12	9.19	9.27
Drilling	US$ 000,000	0.93	0.93	0.93	0.93	0.93	0.93	0.93	0.93	0.93
Blasting	US$ 000,000	0.46	0.46	0.46	0.46	0.46	0.46	0.46	0.46	0.46
Loading	US$ 000,000	1.13	1.13	1.13	1.13	1.13	1.13	1.13	1.13	1.13
Transport	US$ 000,000	2.76	2.83	2.90	2.98	3.05	3.13	3.20	3.27	3.35
Support	US$ 000,000	0.08	0.08	0.08	0.08	0.08	0.08	0.08	0.08	0.08
Crushing	US$ 000,000	2.41	2.41	2.41	2.41	2.41	2.41	2.41	2.41	2.41
Maintenance Mina	US$ 000,000	0.34	0.34	0.34	0.34	0.34	0.34	0.34	0.34	0.34
Boarding	US$ 000,000	0.50	0.50	0.50	0.50	0.50	0.50	0.50	0.50	0.50
Laboratory	US$ 000,000	0.07	0.07	0.07	0.07	0.07	0.07	0.07	0.07	0.07
EBTIDA	US$ 000,000	2.17	2.09	2.02	1.95	1.87	1.80	1.73	1.65	1.58
CASH COST	US$ 000,000	4.00	0.05	2.39	0.00	1.16	0.00	4.00	0.05	2.39
Environmental compensation	US$ 000,000	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Equipment	US$ 000,000	4.00	0.05	2.39	0.00	1.16	0.00	4.00	0.05	2.39
Mine closure	US$ 000,000	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
DEPRECIATION	US$ 000,000	2.08	2.08	2.08	2.08	2.08	2.08	2.08	2.08	2.08
PROFIT TAX	US$ 000,000	0.03	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CASH FLOW	US$ 000,000	2.14	2.09	2.02	1.95	1.87	1.80	1.73	1.65	1.58
NPV (discount rate of 8%)	US$ 000,000	0.12	0.11	0.10	0.09	0.08	0.07	0.06	0.06	0.05
NPV (discount rate of 10%)	US$ 000,000	0.06	0.06	0.05	0.04	0.04	0.03	0.03	0.02	0.02
NPV (discount rate of 12%)	US$ 000,000	0.03	0.03	0.02	0.02	0.02	0.02	0.01	0.01	0.01

	Unity	2066	2067	2068	2069	2070	2071	2072	2073	2074
PRODUCTION	Mtpa	3.83	3.83	3.83	3.83	3.83	3.83			

Dolomitic Flux	Mtpa	0.00	0.00	0.00	0.00	0.00	0.00
Calcitic Flux	Mtpa	0.00	0.00	0.00	0.00	0.00	0.00
Limestone for clinker	Mtpa	3.83	3.83	3.83	3.83	3.83	3.83
NET REVENUE	US$000,000	11.07	11.07	11.07	11.07	11.07	11.07
Dolomitic Flux	US$000,000	0.00	0.00	0.00	0.00	0.00	0.00
Calcitic Flux	US$000,000	0.00	0.00	0.00	0.00	0.00	0.00
Limestone for clinker	US$000,000	11.07	11.07	11.07	11.07	11.07	11.07
ROYALTIES	US$000,000	0.22	0.22	0.22	0.22	0.22	0.22
CFEM	US$000,000	0.22	0.22	0.22	0.22	0.22	0.22
COST	US$000,000	9.34	9.42	9.49	9.56	9.64	9.71
Drilling	US$000,000	0.93	0.93	0.93	0.93	0.93	0.93
Blasting	US$000,000	0.46	0.46	0.46	0.46	0.46	0.46
Loading	US$000,000	1.13	1.13	1.13	1.13	1.13	1.13
Transport	US$000,000	3.42	3.50	3.57	3.64	3.72	3.79
Support	US$000,000	0.08	0.08	0.08	0.08	0.08	0.08
Crushing	US$000,000	2.41	2.41	2.41	2.41	2.41	2.41
Maintenance Mina	US$000,000	0.34	0.34	0.34	0.34	0.34	0.34
Boarding	US$000,000	0.50	0.50	0.50	0.50	0.50	0.50
Laboratory	US$000,000	0.07	0.07	0.07	0.07	0.07	0.07
EBTIDA	US$000,000	1.50	1.43	1.36	1.28	1.21	1.13
CASH COST	US$000,000	0.00	1.16	0.00	3.66	0.05	15.53
Environmental compensation	US$000,000	0.00	0.00	0.00	0.00	0.00	0.00
Equipment	US$000,000	0.00	1.16	0.00	3.66	0.05	2.06
Mine closure	US$000,000	0.00	0.00	0.00	0.00	0.00	13.47
DEPRECIATION	US$000,000	2.08	2.08	2.08	2.08	2.08	2.08
PROFIT TAX	US$000,000	0.00	0.00	0.00	0.00	0.00	0.00
CASH FLOW	US$000,000	1.50	1.43	1.36	1.28	1.21	1.13
NPV (discount rate of 8%)	US$000,000	0.04	0.04	0.00	0.00	0.00	0.00
NPV (discount rate of 10%)	US$000,000	0.02	0.02	0.00	0.00	0.00	0.00
NPV (discount rate of 12%)	US$000,000	0.01	0.01	0.00	0.00	0.00	0.00

R. Gen. Mário Tourinho, 1746 - sl. 1601 Curitiba - PR | Tel. (41) 99677-7525 | contato@goto6solutions.com

20 NEIGHBORING PROPERTIES

CSN Mineração S.A. owns the Posse Grande farm, covered by the boundaries of the mining right ANM 804.278/1974, located in the southern continuity of the warehouse. There is mineral potential in place, but not sufficiently researched.

It should also be highlighted the existence of the quarries of CRH (current National Cement), Arcos Mineração, Mineração Belocal (Lhoist), and Ical Calcination Industry in a radius of 5 km from the Bocaina Mine.

R. Gen. Mario Tourinho, 1746 - sl. 1601 · Curitiba - PR | Tel. (41) 99677-7525 | contato@goto6solutions.com

21 OTHER RELEVANT DATA AND INFORMATION

All relevant information to the feasibility study related to mineral resources and mineral reserves has been presented in this technical report.

21.1 Management

CSN has several team meetings in its calendar, and many topics are studied, monitored, and managed day by day. The main meetings of geology and mining teams are:

21.1.1 Mining Manager with Team.

- Daily Routine Management Meeting.
- Fortnightly security meeting.
- Monthly Mining Planning Meeting.
- Monthly meeting of Fleet Maintenance Planning.
- Monthly meeting of the Master Plan.
- Weekly meeting of contracts.
- Spot meetings on certain subjects when needed.

21.1.2 Mining Manager with Plant General Manager and Peers

- Factory Meeting with General Manager and other Managers:
- Weekly management meeting.
- Monthly security meeting.
- Weekly meeting on actions against COVID.
- Weekly cost monitoring meeting.
- Spot meetings with the General Manager or spot with all managers.

21.1.3 Mining Manager with Business Director

- Meeting with the Board of Directors:

- Weekly results meeting.
- Weekly Innovation Meeting.
- Spot meetings with the Business Director

21.1.4 Geology Manager with Team:

- Meeting every two days of routine management
- Monthly Meeting of Mineral Rights.

21.1.5 Geology Manager with Peers

- Meeting with the project team, held on demand.
- Meeting with the Environment team under project demands:

21.1.6 Geology Manager with Business Director

- Meeting on ongoing projects.
- Meeting of quarries once a week.

CSN's meeting structure for geology and mining shows a clear cascading from the Business Director to the teams, and certainly contributes to good operational management and organizational climate. With the inclusion of the theme of the Declaration of Resources and Reserves in the current year, we recommend that it should be discussed at least quarterly to calibrate the expectations and priorities for the current year.

The objective of the Mineral Resources and Reserves meeting is to recap and maintain the standard recommended by the Declaration of Resources and Reserves, present the evolution of initiatives for the expansion and/or maintenance of mineral resources, present the proven reserves, and probable reserves of each site, the mitigation of possible risks and the fulfillment of the recommendations presented and approved in the Resources and Reserves Report. The activities should be supported by a structured action plan.

The Business Director together with the Geology and Mining teams will set the goals. The Business Director may also invite Peers and Support Areas to participate in the construction of action plans, as well as presentation of results of areas that indirectly support the work of Mineral Resources and Reserves, for example, the areas of Environment and Real Estate. Meetings must have the record in minutes of the evolution or involution of the themes that will be justified by the teams. We recommend keeping targets always numerical and avoid, as much as possible, the targets with subjectivity. For example, mineral reserves in terms of completion of geological surveys, the life of the enterprise, dates of activities, and products such as environmental licenses and property acquisition.

As this is a new and relevant theme to support the growth of CSN, it demands to reinforce concepts and practices. Therefore, we recommend that it should be a specific meeting.

22 INTERPRETATION AND CONCLUSION

This Independent Technical Report is based on technical and economic information provided by CSN Cimentos. The mining operation of the Arcos unit is robust and balanced, contains consistent results, and can advance further with best practice activities and technical studies for new investments. The mine has excellent chemical quality with carbonate rocks to produce fluxes as well as limestone for cement production.

With a lifespan horizon of around 51 years, the limestone reserves are in the upper quartile of the life horizon (more than 30 years). Furthermore, the rocks of dolomitic and calcitic fluxes have a lifespan of 25 and 27 years. So far, there are no concrete obstacles that decrease this life expectancy, except the approval of the environmental expansion licensing to 7.5 Mtpa of limestone. Additionally, it is possible to modulate the use of limestone for steelmaking cement within the same level or close to 30/35 years for the businesses, however, this does not seem to be the best strategy. For CSN, given the current area with environmental license, the most relevant thing to do is to seek to expand new reserves of dolomitic limestone for flux, the scarcest mineral substance.

It is noteworthy that dolomitic limestones for fluxes are not suitable ores for cement production, so the use of these dolomitic limestones for fluxes generates value and does not generate waste for cement.

It is still important to remember that all life scenarios consider mining *to be full capacity,* so there is a safety margin in the numbers above.

As an additional fortress, the Mina da Bocaina has the ownership of all lands covering the mineral rights in operation, which is operational security.

While it is obvious to consider that mining in operation that serves UPV on one side but also serves cement manufacturing has economic viability, the minimum positive NPVs of $79.48M and a maximum of $110.68M sum up CSN's Mina da Bocaina business as relevant, and associated with its lifespan horizon, it is worth continuing to receive investments of sustaining and competitiveness.

23 REFERENCES

Alkimin, F., Chemale Jr., F., & Endo, I. (1996). A deformação das coberturas proterozóicas do Cráton do São Francisco e o seu significado tectônico. *Rev. Escolas de Minas de Ouro Preto, 49*, 22-38.

Almeida, F. (1967). *Origem e Evolução da Plataforma Brasileira*. Rio de Janeiro: DNPM/DGM.

Almeida, F. (1977). O Cráton do São Francisco. *Revista Brasileira de Geociências, 7*, 349-364.

Barbosa, O. (1965). Série Bambuí. *Simpósio das Formações Eo-Paleozóicas do Brasil*. Rio de Janeiro: Congresso Brasileiro de Geologia.

Barbosa, O., Braun, O., Dyer, R., & Cunha, C. (1970). *Geologia do Triângulo Mineiro*. Rio de Janeiro: Boletim da Divisão de Fomento da Produção Mineral, DNPM, n.136.

Branco, J., & Costa, M. (1961). Introdução. In: Branco, J. J. R. Ed. Roteiro para a excursão Belo Horizonte-Brasília. *Congresso Brasileiro de Geologia, 14., 1961. Belo Horizonte* (pp. 1-119). Belo Horizonte: Instituto de Pesquisas Radioativas da Universidade Federal de Minas Gerais.

Braun, O. (1968). Contribuição à estratigrafia do Grupo Bambuí. *Congresso Brasileiro de Geologia* (pp. 155-166). Belo Horizonte: SBG.

Brito Neves, B. (1975). *Regionalização Geotectônica do Pré Cambriano Nordestino*. São Paulo: Instituto de Geociências da Universidade de São Paulo, Tese de Doutoramento.

Coffey Consultoria de Serviços Ltda. (2013). *Estimativa de Recursos e Reservas - Mina Bocaina*. Belo Horizonte.

Dardenne, M. (1978). Síntese sobre a estratigrafia do Grupo Bambuí no Brasil central. *Congresso Brasileiro de Geologia, 30, v. 2* (pp. 597-610). Recife: SBG.

Gardner, G. (1846). *Travels in the interior of Brazil, principally through the Northern Provinces, and the Gold and Diamond Districts, during the years 1836-1841*. Londres: Reeve, Brothers, King William Street, Strand.

Hasui, Y. (1982). The Mantiquera Province: Archean Structure and Proterozoic Evolution. *Int. Symp. Archean and Early Proterozoic Geological Evolution and Metallogenesis*. Salvador.

Inda, H., & Barbosa, J. (1978). *Texto Explicativo para o Mapa Geológico do Estado da Bahia, escala 1:1.000.000*. MME.

Inda, H.A.V., Schorscher, H., Dardenne, M., Schobbenhaus, C., Haralyi, N., Branco, P., & Ramalho, R. (1984). O Cráton do São Francisco e a faixa de dobramento Araçuaí. In C. Schobbenhaus, C. Campos, G. Derze, & H. Asmus, *Geologia do Brasil* (pp. 194-284). Brasília: DNPM.

Karmann, I. (1987). *O Grupo Rio Pardo (Proterozóico médio a superior): uma cobertura paraplataformal da margem sudoeste do Cráton do São Francisco.* São Paulo: Instituto de Geociências da Universidade de São Paulo, Dissertação (mestrado).

Ltda., M. S. (Junho de 2017). *Revisão do Modelo Numérico de Fluxo de Água Subterrânea da Mina da Bocaina - Arcos, MG.*

Muzzi-Magalhães, P. (1989). *Análise Estrutural Qualitativa das Rochas do Grupo Bambuí na porção Sudoeste da Bacia do São Francisco.* Ouro Preto: Departamento de Geologia, Escola de Minas, Universidade Federal de Ouro Preto, Dissertação de mestrado.

Oliveira, M. (1967). Contribuição à geologia da parte sul do São Francisco e áreas adjacentes. *Ciências, Técnica e petróleo, n.3*, 71-105.

Pflug, R., & Renger, F. (1973). *Estratigrafia e evolução geológica da margem sudeste do Craton Sanfranciscano.* Diamantina: SBG, Simp. Geol.

Solosconsult. (Março de 2021). *Barragem B2 - Relatório de Auditoria de Segurança - FEAM, Relatório de Auditoria de Segurança - IGAM, Relatório de Inspeção de Segurança Regular (RISR) - ANM.*

Solosconsult. (Março de 2021). *Barragem B3 - Relatório de Auditoria de Segurança - FEAM, Relatório de Inspeção de Segurança Regular (RISR) - ANM.*

CERTIFICATE OF AUTHOR

Nelson Mitihiro Tsutsumi – Qualification of Competencies in Resources and Reserves) for S-K 1300 of SEC (ex-Industry Guide 7) from SME – Society for Mining, Metallurgy & Exploration – member number 04270581
R. General Mario Tourinho, 1746 – sl.1601 – 80.740-000 – Curitiba, PR – Brazil.

nelson.tsutsumi.br@gmail.com; +55 41 99677 7525

I, Nelson Mitihiro Tsutsumi, do hereby certify that:

1. I graduated with degree in Mining Engineer from the University of São Paulo (1988).

2. I have worked continuously since graduation and have wide experience of operations, industrial processing, geological research, geological modeling, technical evaluation, economic and financial viability studies, with a focus on technology and operational intelligence, in the Gold, Phosphate, Industrial Minerals, Aggregate and Cement industries, including the major corporation such as Votorantim Cimentos for more than 30 years.

3. I had previously participated in the preparation of the guidelines, documents, and field activities to the global governance of mineral resources and reserves and Technical Report of IPO process with effective date of February 1st, 2014, to more than 60 sites of Votorantim Cimentos.

4. I am responsible for the direct oversite, preparation, and compilation of all the sections of the Technical Report entitled "*S-K 1300 Technical Report, Updated Resource and Reserves Estimate and Prefeasibility Study on the CSN Cimentos with Limestone Quarries to supply Cement Plant: Arcos Operation, Arcos, Minas Gerais, Brazil, Sergipe Project, Ceará Project, Pará Project, Paraná Project with the issued date on August 31, 2021.*

5. I am independent of CSN Cimentos.

6. I last visited the Arcos Site on August 23 and 24, 2021.

7. As at the date of the technical report on the CSN Cimentos Sites, to the best of my knowledge, information, and belief, the portions of the technical report for which I am responsible contain all scientific and technical information required to be disclosed to make the technical report not misleading.

Dados: 2021.08.31
19:13:27 -03'00'

Nelson Mitihiro Tsutsumi

CERTIFICATE OF AUTHOR

Fernando Udihara Aoki – Qualification of Competencies in Resources and Reserves) for S-K 1300 of SEC (ex-Industry Guide 7) from CBRR – Comissão Brasileira de Recursos e Reservas – member number 020053
Rua França Pinto, 1.233 – 04016-035 – São Paulo, SP – Brazil.

fernando@prominer.com.br; +55 11 99380 5125

I, Fernando Udihara Aoki, do hereby certify that:

1. I graduated with degree in Mining Engineer from the University of São Paulo (2008).

2. I have worked continuously since graduation and have wide experience of operations, industrial processing, geological research, geological modeling, technical evaluation, economic and financial viability studies, with a focus on technology and operational intelligence, in Industrial Minerals, Aggregate and Cement industries for more than 10 years.

3. I am responsible for the direct oversite, preparation, and compilation of all the sections of the Technical Report entitled "*S-K 1300 Technical Report, Updated Resource and Reserves Estimate and Prefeasibility Study on the CSN Cimentos with Limestone Quarries to supply Cement Plant: Arcos Operation, Arcos, Minas Gerais, Brazil, Sergipe Project, Ceará Project, Pará Project, Paraná Project with the issued date on August 31, 2021.*

4. I am independent of CSN Cimentos.

5. I have not personally inspected the property that is subject of this Technical Report.

6. As at the date of the technical report on the CSN Cimentos Sites, to the best of my knowledge, information, and belief, the portions of the technical report for which I am responsible contain all scientific and technical information required to be disclosed to make the technical report not misleading.

Fernando Udihara Aoki

Anotação de Responsabilidade Técnica - ART
Lei nº 6.496, de 7 de dezembro de 1977
CREA-SP
Conselho Regional de Engenharia e Agronomia do Estado de São Paulo

ART de Obra ou Serviço
28027230211175032

1. Responsável Técnico

NELSON MITIHIRO TSUTSUMI

Título Profissional: Engenheiro de Minas

RNP: **2605798569**

Registro: **0601811807-SP**

Empresa Contratada:

Registro:

2. Dados do Contrato

Contratante: **Companhia Siderurgica Nacional**

CPF/CNPJ: **33.042.730/0001-04**

Endereço: Avenida BRIGADEIRO FARIA LIMA

Nº: 3400

Complemento: andar 19 e 20

Bairro: ITAIM BIBI

Cidade: São Paulo

UF: SP

CEP: 04538-132

Contrato: S15217026

Celebrado em: 06/07/2021

Vinculada à Art nº:

Valor: R$ 72.000,00

Tipo de Contratante: Pessoa Jurídica de Direito Privado

Ação Institucional:

3. Dados da Obra Serviço

Endereço: Avenida BRIGADEIRO FARIA LIMA

Nº: 3400

Complemento: andar 19 e 20

Bairro: ITAIM BIBI

Cidade: São Paulo

UF: SP

CEP: 04538-132

Data de Início: 06/07/2021

Previsão de Término: 31/08/2021

Coordenadas Geográficas:

Finalidade: Outro

Código:

CPF/CNPJ:

4. Atividade Técnica

			Quantidade	Unidade
Condução de Serviço Técnico 1	Estudo de viabilidade técnica	Avaliação Econômica de Empreendimento Minerário	1,00000	unidade

Após a conclusão das atividades técnicas o profissional deverá proceder a baixa desta ART

5. Observações

ESTA ART SE REFERE A ELABORAÇAO DE DECLARAÇAO DE RECURSOS E RESERVAS DAS UNIDADES ARCOS, CEARA, PARA, PARANA E SERGIPE DA CSN CIMENTOS NO PADRÃO S-K1300 DA SEC.

6. Declarações

Acessibilidade: Declaro atendimento às regras de acessibilidade previstas nas normas técnicas da ABNT, na legislação específica e no Decreto nº 5.296, de 2 de dezembro de 2004.

7. Entidade de Classe

ASSOCIAÇÃO PAULISTA DE ENGENHEIROS DE MINAS - APEMI

8. Assinaturas

Declaro serem verdadeiras as informações acima

_______________ ______de _______________ de _________
Local data

NELSON MITIHIRO TSUTSUMI - CPF: 086.172.848-38

Companhia Siderurgica Nacional - CPF/CNPJ: 33.042.730/0001-04

9. Informações

- A presente ART encontra-se devidamente quitada conforme dados constantes no rodapé-versão do sistema, certificada pelo *Nosso Número*.

- A autenticidade deste documento pode ser verificada no site www.creasp.org.br ou www.confea.org.br

- A guarda da via assinada da ART será de responsabilidade do profissional e do contratante com o objetivo de documentar o vínculo contratual.

www.creasp.org.br
Tel: 0800 017 18 11
E-mail: acessar link Fale Conosco do site acima

CREA-SP

Valor ART R$ 233,94 Registrada em: 17/08/2021 Valor Pago R$ 233,94 Nosso Numero: 28027230211175032 Versão do sistema

Impresso em: 27/08/2021 08:13:02

Anotação de Responsabilidade Técnica - ART
Lei nº 6.496, de 7 de dezembro de 1977
Conselho Regional de Engenharia e Agronomia do Estado de São Paulo

CREA-SP

ART de Obra ou Serviço
28027230210918070

1. Responsável Técnico

FERNANDO UDIHARA AOKI
Título Profissional: Engenheiro de Minas
RNP: **2607299047**
Registro: **5062914119-SP**
Empresa Contratada: **PROMINER PROJETOS LTDA**
Registro: **0333933-SP**

2. Dados do Contrato

Contratante: **GO.TO6 MINERALS AND STRATEGY LTDA.**
CPF/CNPJ: **36.286.196/0001-70**
Endereço: Rua GENERAL MÁRIO TOURINHO
Nº: 1746
Complemento: SALA 1601 - CAMPINA DO SIQUEIRA
Bairro: SEMINÁRIO
Cidade: Curitiba
UF: PR
CEP: 80740-000
Contrato: 1420.0.2.1_DEC REC-REV
Celebrado em: 08/06/2021
Vinculada à Art nº:
Valor: R$ 35.000,00
Tipo de Contratante: Pessoa Jurídica de Direito Privado
Ação Institucional:

3. Dados da Obra Serviço

Endereço: Rua FRANÇA PINTO
Nº: 1233
Complemento:
Bairro: VILA MARIANA
Cidade: São Paulo
UF: SP
CEP: 04016-035
Data de Início: 08/06/2021
Previsão de Término: 30/08/2021
Coordenadas Geográficas:
Finalidade: Ambiental
Código:
Proprietário: GO.TO6 MINERALS AND STRATEGY LTDA.
CPF/CNPJ: 36.286.196/0001-70

4. Atividade Técnica

				Quantidade	Unidade
Condução de Serviço Técnico 1	Estudo de viabilidade técnica	Lavra	Céu Aberto	1,00000	unidade
Elaboração 2	Laudo	Avaliação	de Depósitos e Jazidas Minerais	1,00000	unidade
	Estudo de viabilidade econômica	Lavra	Céu Aberto	1,00000	unidade

Após a conclusão das atividades técnicas o profissional deverá proceder a baixa desta ART

5. Observações

ESTA ART SE REFERE A ELABORAÇAO DE DECLARAÇAO DE RECURSOS E RESERVAS DAS UNIDADES ARCOS, CEARA, PARA, PARANA E SERGIPE DA CSN CIMENTOS.
Esta ART foi emitida de acordo, e em observância ao previsto na Resolução CONFEA Nº 1.025/2009, especialmente em seu art. 4º e incisos I, II e III.

6. Declarações

Acessibilidade: Declaro que as regras de acessibilidade previstas nas normas técnicas da ABNT, na legislação específica e no Decreto nº 5.296, de 2 de dezembro de 2004, não se aplicam às atividades profissionais acima relacionadas.

7. Entidade de Classe

ASSOCIAÇÃO PAULISTA DE ENGENHEIROS DE MINAS - APEMI

8. Assinaturas

Declaro serem verdadeiras as informações acima

_______________ ______ de _______________ de ___________

Local data

FERNANDO UDIHARA AOKI - CPF: 335.523.548-24

GO.TOS MINERALS AND STRATEGY LTDA. - CPF/CNPJ: 36.286.196/0001-70

9. Informações

- A presente ART encontra-se devidamente quitada conforme dados constantes no rodapé-versão do sistema, certificada pelo *Nosso Número*.

- A autenticidade deste documento pode ser verificada no site www.creasp.org.br ou www.confea.org.br

- A guarda da via assinada da ART será de responsabilidade do profissional e do contratante com o objetivo de documentar o vínculo contratual.

www.creasp.org.br
Tel: 0800 017 18 11
E-mail: acessar link Fale Conosco do site acima

CREA-SP

Valor ART R$ 233,94 Registrada em: 02/07/2021 Valor Pago R$ 233,94 Nosso Numero: 2802723021091 8070 Versão do sistema

Impresso em: 02/07/2021 17:45:57

Anotação de Responsabilidade Técnica - ART
Lei nº 6.496, de 7 de dezembro de 1977

CREA-PR

Conselho Regional de Engenharia e Agronomia do Paraná

ART de Obra ou Serviço
1720214079116

1. Responsável Técnico

EVELYN SCHMIDLIN MARCZYNSKI

Título profissional: GEOLOGA

RNP: 1708138722
Carteira: PR-71511/D

2. Dados do Contrato

Contratante: **GO.TO6 MINERALS AND STRATEGY LTDA** CNPJ: 36.286.196/0001-70
R GENERAL MARIO TOURINHO, 1746
SALA 1601 - CAMPINA DO SIQUEIRA SEMINARIO - CURITIBA/PR 80740-000
Contrato: (Sem número) Celebrado em: 08/06/2021
Tipo de contratante: Pessoa Jurídica (Direito Privado) brasileira

3. Dados da Obra/Serviço

R GENERAL MARIO TOURINHO, 1746
SALA 1601 - CAMPINA DO SIQUEIRA SEMINARIO - CURITIBA/PR 80740-000
Data de Início: 08/06/2021 Previsão de término: 31/08/2021
Finalidade: Outro

4. Atividade Técnica

Elaboração	Quantidade	Unidade
[Laudo] *de avaliação de depósitos e jazidas minerais*	1,00	UNID

Após a conclusão das atividades técnicas o profissional deverá proceder a baixa desta ART

5. Observações

ELABORAÇÃO DE DECLARAÇÃO DE RECURSOS E RESERVAS DAS UNIDADES ARCOS, CEARÁ, PARÁ, PARANÁ E SERGIPE DA CSN CIMEN

7. Assinaturas

Declaro serem verdadeiras as informações acima

_______________, ____ de ____________ de ______
Local data

Assinado de forma digital por EVELYN SCHMIDLIN MARCZYNSKI:00518073947
Dados: 2021.08.27 08:59:33 -03'00'

EVELYN SCHMIDLIN MARCZYNSKI - CPF: 005.180.739-47

GO.TO6 MINERALS AND STRATEGY LTDA - CNPJ: 36.286.196/0001-70

8. Informações

- A ART é válida somente quando quitada, conforme informações no rodapé deste formulário ou conferência no site www.crea-pr.org.br.
- A autenticidade deste documento pode ser verificada no site www.crea-pr.org.br ou www.confea.org.br
- A guarda da via assinada da ART será de responsabilidade do profissional e do contratante com o objetivo de documentar o vínculo contratual.

Acesso nosso site www.crea-pr.org.br
Central de atendimento: 0800 041 0067

CREA-PR Conselho Regional de Engenharia e Agronomia do Paraná

Valor da ART: R$ 88,78 Registrada em: 17/08/2021 Valor Pago: R$ 88,78 Nosso número: 2410101720214079116